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                                                                    EXHIBIT 4.11

                         ASML/ZEISS SUBLICENSE AGREEMENT

      THIS ASML/ZEISS SUBLICENSE AGREEMENT ("AGREEMENT") is made and entered into as of November 12, 2004 (the "EFFECTIVE DATE") by and between Carl Zeiss SMT AG, a corporation organized under the laws of Germany ("ZEISS SMT") and ASML Holding N.V., a corporation organized under the laws of The Netherlands ("ASML"). Zeiss SMT and ASML are hereinafter also referred to individually as a "PARTY" and collectively as the "PARTIES".

                                  INTRODUCTION

      WHEREAS, ASML and Zeiss SMT entered into a Binding Term Sheet Regarding Cross-License dated as of July 30, 2004 (the "TERM SHEET"), pursuant to which they agreed, among other things, upon the terms and conditions of a sublicense to be granted by Zeiss SMT to ASML as part of a worldwide settlement among ASML, Zeiss SMT and Nikon Corporation and its Subsidiaries (collectively, "NIKON");

      WHEREAS, ASML, Zeiss SMT and Nikon have entered into certain agreements as of the date hereof setting forth a worldwide settlement and cross-licensing with respect to lithography-related patents, including that certain patent cross-license agreement dated as of the date hereof by and between Nikon and Zeiss SMT, in the form in which such patent cross-license agreement exists as of the date hereof and is attached as Exhibit 1 hereto (the "NIKON-ZEISS PATENT CROSS-LICENSE AGREEMENT"); and

      WHEREAS, as part of these cross-licensing arrangements, Zeiss SMT desires to grant to ASML, and ASML desires to receive, a sublicense under the Nikon Licensed Patents (as defined herein) pursuant to the terms and conditions of this Agreement.

      NOW, THEREFORE, in consideration of the representations, warranties and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.    DEFINITIONS

      1.1 TERMS DEFINED IN THIS AGREEMENT. The following terms, whether used in the singular or plural, when used in this Agreement shall have the following definitions:

            1.1.1 "AFFILIATE" shall have the meaning set forth in Section 1.1.3 of the Nikon-Zeiss Patent Cross-License Agreement.

            1.1.2 "ASML STAND-ALONE OPTICAL COMPONENTS" shall have the meaning set forth in Section 1.1.8 of the Nikon-Zeiss Patent Cross-License Agreement.

            1.1.3 "ASMLO" shall have the meaning set forth in the Zeiss/ASML 2003 Agreement. For purposes of this definition, the Parties agree to cooperate in good faith in order to ensure that the definition of "ASMLO" in the Zeiss/ASML 2003 Agreement properly reflects the intention of the Parties herein and therein, provided, however, that Zeiss SMT reserves all rights, and does not hereby or herein waive any right or remedy that Zeiss SMT may have, in connection with the Zeiss/ASML 2003

*** Indicates certain information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

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Agreement properly reflects the intention of the Parties herein and therein, provided, however, that Zeiss SMT reserves all rights, and does not hereby or herein waive any right or remedy that Zeiss SMT may have, in connection with the Zeiss/ASML 2003 Agreement.

            1.1.4 "COVERED ENTITIES" shall have the meaning set forth in Section
1.1.17 of the Nikon-Zeiss Patent Cross-License Agreement.

            1.1.5 "DIRECT OR INDIRECT SALE" shall have the meaning set forth in
Section 1.1.20 of the Nikon-Zeiss Patent Cross-License Agreement.

            1.1.6 "EFFECTIVE APPLICATION DATE" shall have the meaning set forth in Section 1.1.22 of the Nikon-Zeiss Patent Cross-License Agreement.

            1.1.7 "EXCLUDED NIKON PATENTS" shall have the meaning set forth in
Section 1.2.22 of the Nikon-Zeiss Patent Cross-License Agreement.

            1.1.8 "GROSS SELLING PRICE" shall mean the gross revenues recognized by ASML and its Subsidiaries on Direct or Indirect Sales of Royalty-Bearing Products. No Gross Selling Price shall be deemed to accrue on any transfers of Royalty-Bearing Products among ASML and its Subsidiaries, provided that such Royalty-Bearing Products are not used or employed in any commercial manufacturing processes by such transferee.

            1.1.9 "GOVERNMENTAL AUTHORITY" shall have the meaning set forth in
Section 1.1.38 of the Nikon-Zeiss Patent Cross-License Agreement.

            1.1.10 "INDEPENDENT AUDITOR" shall have the meaning set forth in
Section 3.4.

            1.1.11 "LAW" shall have the meaning set forth in Section 1.1.40 of the Nikon-Zeiss Patent Cross-License Agreement.

            1.1.12 "LITHOGRAPHY EQUIPMENT" shall have the meaning set forth in
Section 1.3.2 of the Nikon-Zeiss Patent Cross-License Agreement.

            1.1.13 "NIKON LICENSED PATENTS" shall have the meaning set forth in
Section 1.2.4 of the Nikon-Zeiss Patent Cross-License Agreement.

            1.1.14 "NIKON-ZEISS PATENT CROSS-LICENSE AGREEMENT" shall have the meaning set forth in the Introduction.

            1.1.15 "OPTICAL COMPONENTS" shall have the meaning set forth in
Section 1.1.57 of the Nikon-Zeiss Patent Cross-License Agreement.

            1.1.16 "PATENT IN DISPUTE" shall have the meaning set forth in
Section 2.3.

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            1.1.17 "PATENTS" shall have the meaning set forth in Section 1.1.59 of the Nikon-Zeiss Patent Cross-License Agreement.

            1.1.18 "PERSON" shall have the meaning set forth in Section 1.1.61 of the Nikon-Zeiss Patent Cross-License Agreement.

            1.1.19 "ROYALTY-BEARING PRODUCTS" means a lithography system that includes either an illumination system or a projection system that is not manufactured by or at the express direction or with the express authorization of, or purchased from, Zeiss SMT or any of its Affiliates; provided, however, that Royalty-Bearing Products shall not include products that are made by ASMLO to the extent that such products utilize optical lithography where wafers, masks, or other substrates are exposed by photons to generate the lithographic pattern thereon without using a mask but using direct-write methods, by using any kind of optics to project the pattern on the substrate for manufacturing of semiconductors or similar applications such as manufacturing of flat panel displays.

            1.1.20 "SUBLICENSE INQUIRY" shall have the meaning set forth in
Section 2.3.

            1.1.21 "SUBSIDIARY" shall have the meaning set forth in Section
1.1.80 of the Nikon-Zeiss Patent Cross-License Agreement.

            1.1.22 "SUE" shall have the meaning set forth in Section 1.1.81 of the Nikon-Zeiss Patent Cross-License Agreement.

            1.1.23 "THIRD PARTY" means a person or entity other than ASML or Zeiss SMT and their respective Affiliates.

            1.1.24 "ZEISS/ASML 1997 AGREEMENT" means the Agreement dated as of October 25, 1997 by and between Carl Zeiss AG and ASML Netherlands BV, as amended from time to time, as applicable, or any subsequent agreement that replaces such agreement.

            1.1.25 "ZEISS/ASML 2003 AGREEMENT" means the Agreement dated as of October 24, 2003 by and between Zeiss SMT and ASML, as amended from time to time, or any subsequent agreement that replaces such agreement.

      1.2 INTERPRETATION.

            1.2.1 Certain Terms. The words "hereof," "herein," "herewith," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "including" is not limited and means "including without limitation."

            1.2.2 Section References; Titles and Subtitles. Unless otherwise noted, all references to Sections and Schedules herein are to Sections and Schedules of this Agreement. The titles, captions and headings of this Agreement are inserted for

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convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

            1.2.3 Reference to Persons, Agreements, Statutes. Unless otherwise expressly provided herein, (a) references to a Person include its successors and permitted assigns, (b) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments, restatements and other modifications thereto or supplements thereof and (c) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such statute or regulation.

            1.2.4 Controlling Effect Of The Nikon-Zeiss Patent Cross-License Agreement. In the event of a conflict or inconsistency between any of the provisions of this Agreement and the Nikon-Zeiss Patent Cross-License Agreement in the form attached in Exhibit 1 hereto together with any amendments to which ASML consents in writing, the applicable provisions of the Nikon-Zeiss Patent Cross-License Agreement shall control, supersede, and take precedence over the applicable provisions of this Agreement.

2.    SUBLICENSES AND IMMUNITIES

      2.1 Nikon Sublicensed Patents. Zeiss SMT hereby grants to ASML and its Subsidiaries, under the Nikon Licensed Patents, retroactive to the Effective Application Dates of the Nikon Licensed Patents, a non-exclusive, non-sublicensable (except that this restriction on sublicensing shall not limit or otherwise affect the immunities, covenants, and additional commitments set forth in Sections 3 and 4 of the Nikon-Zeiss Patent Cross-License Agreement, to the extent such are sublicensable or otherwise may be extended to ASML under
Section 2.2 of the Nikon-Zeiss Patent Cross-License Agreement), non-transferable (except as set forth in Section 7 below) sublicense of all of the rights and extension of all immunities and protections granted to Zeiss SMT under Sections 2.1, 2.2, 3 and 4 of the Nikon-Zeiss Patent Cross-License Agreement.

      2.2 Limitation for ASML Stand-Alone Components. The scope of ASML's sublicense rights under Section 2.1 shall be narrowed prospectively to exclude the right to sell ASML Stand-Alone Optical Components to the same extent (if any) that the scope of Nikon's license rights under Section 2.3 of the Nikon-Zeiss Patent Cross-License Agreement are narrowed to exclude the right to sell Nikon Stand-Alone Optical Components as described in Section 2.4.3 of the Nikon-Zeiss Patent Cross-License Agreement. The aforementioned exclusion of ASML's right to sell ASML Stand-Alone Optical Components shall become permanent if and when the aforementioned exclusion of Nikon's right to sell Nikon Stand-Alone Components becomes permanent as described in Section 2.4.3 of the Nikon-Zeiss Patent Cross-License Agreement.

      2.3 Inquiries as to Sublicensed Patents. In the event that a third party Sues ASML or alleges or asserts that ASML has violated or infringed any one or more Patents of such third party (a "PATENT IN DISPUTE"), ASML may request that Zeiss SMT exercise

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its rights under Section 2.6 of the Nikon/Zeiss Cross License Agreement to
inquire of Nikon whether each such Patent in Dispute is included within the sublicense grant to ASML set forth in Section 2.1 of this Agreement (a "SUBLICENSE INQUIRY"). Sublicense Inquiries shall be in writing and shall set forth the identity of the third party and each Patent in Dispute. With respect to each Sublicense Inquiry, Zeiss SMT will, by exercising its rights of inquiry under Section 2.6 of the Nikon-Zeiss Patent Cross-License Agreement, provide ASML with all information that Zeiss SMT receives from Nikon in response to such inquiry. Zeiss SMT will not be responsible or liable for the accuracy or completeness of any information provided by Nikon in response to such inquiry.

3.    ROYALTIES

      3.1 Royalties. The sublicenses set forth in Section 2 above shall be royalty-bearing solely to the extent set forth in this Section 3.1. Following the expiration or termination of the Zeiss/ASML 1997 Agreement, ASML shall pay to Zeiss SMT a royalty of *** percent (***%) of the Gross Selling Price of every Royalty-Bearing Product that is the subject of a Direct or Indirect Sale by or on behalf of ASML or its Affiliates consummated after such expiration or termination; provided, however, that no royalties shall be payable by ASML under this Section 3.1 if Carl Zeiss AG (or any assignee or successor thereof) unilaterally terminates the Zeiss/ASML 1997 Agreement pursuant to the second sentence of Section 14 of the Zeiss/ASML 1997 Agreement. For purposes of clarity, as of the date hereof, the second sentence of the Zeiss/ASML 1997 Agreement is as follows: "Thereafter this Agreement shall be automatically renewed unless terminated as of the end of a calendar year by a party on three
(3) years prior written notice". No royalties shall be payable by ASML under this Section 3.1 at any time prior to the termination of the Zeiss/ASML 1997 Agreement.

      3.2 Reports and Payments. For any calendar quarter in which a royalty payment is due under Section 3.1, ASML shall deliver to Zeiss SMT within sixty
(60) days after the end of such calendar quarter a written report showing its computation of royalties due under this Agreement for such calendar quarter. Simultaneously with the delivery of each such report, ASML shall tender payment of all amounts shown to be due thereon. The royalty payments due on sales in currencies other than Euros ((euro)) shall be calculated using the appropriate exchange rate for such currency quoted by the Citibank foreign exchange desk on the close of business on the business day immediately preceding the date of such report. All amounts due under this Agreement shall be paid to Zeiss SMT in Euros ((euro)) by wire transfer to an account designated by Zeiss SMT, or in such other form and/or manner and/or to such other payee as Zeiss SMT may from time-to-time direct ASML in writing as set forth in Section 8.12. In the absence of any instructions, or in the event of inconsistent, incomplete, or conflicting instructions, ASML shall send a bank or certified check for the amount due to Zeiss SMT as set forth in Section 8.12.

      3.3 Audit. ASML agrees to make and keep full and accurate books and records in sufficient detail to enable amounts payable to Zeiss SMT hereunder to be determined. Zeiss SMT shall have the right to appoint an independent accounting firm, reasonably acceptable to ASML (an "INDEPENDENT AUDITOR"), to audit of the books and

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records of ASML that pertain to such payments and the basis therefor. On thirty
(30) days' prior written notice to ASML, but no more than once during any calendar year (unless Zeiss SMT, in good faith, has a concern about specific inaccuracy, in which case an additional audit shall be permitted to address such specific inaccuracy), the Independent Auditor shall have access to the books and records of ASML during normal business hours solely as necessary to confirm compliance with the payment terms of this Agreement. The Independent Auditor shall treat as confidential all information obtained in such audit and shall not disclose the same to any third party, other than to confirm to Zeiss SMT whether ASML is in compliance with the payment obligations under this Agreement, and if not, the amount of any excess or shortfall. Notwithstanding the foregoing, in the event (a) that ASML contests the accuracy of the audit, or (b) the audit determines a shortfall in excess of twenty-five percent (25%) of the amount due, then the Independent Auditor's analysis, results, and conclusions shall, at the option and expense of Zeiss SMT, be provided to outside counsel for Zeiss SMT, on an outside counsel eyes' only basis. Prompt adjustment shall be made to reflect the results of such audit. Nothing contained herein is intended to waive or limit ASML's right to contest the accuracy of any audit, nor to limit any additional audit or other requirements hereof.

4.    WARRANTIES, DISCLAIMERS AND COVENANTS

      4.1 Authority. Each Party represents and warrants to the other Party that
(a) it has all requisite corporate power and authority to execute and deliver this Agreement and to carry out the provisions of this Agreement, and (b) the execution, delivery and performance by such Party of this Agreement have been approved by all requisite action on the part of such Party, and no other corporate proceeding on the part of such Party is necessary to authorize this Agreement.

      4.2 No Conflicts. Each Party represents and warrants to the other Party that (a) such Party's execution, delivery and performance of this Agreement, and the rights and obligations conferred and assumed herein, do not, and will not during the term of this Agreement, conflict with, violate or result in any breach of any provision of any license, agreement, contract, understanding, arrangement, commitment or undertaking of any nature (whether written, oral or otherwise) to which such Party is a party, and (b) it has considered all applicable laws and regulations in connection with this Agreement, and that, to the best of its knowledge, this Agreement complies with all applicable laws and regulations applicable to such Party.

      4.3 Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES (AND EACH PARTY HEREBY EXPRESSLY DISCLAIMS), WITH RESPECT TO THIS AGREEMENT, ANY REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT, AND ANY WARRANTIES THAT MAY ARISE FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE.

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5.    LIMITATION OF LIABILITY

      TO THE EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY UNDER ANY LEGAL THEORY FOR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, or ANY damages for loss of profits, revenue OR businesS, ARISING OUT OF ANY BREACH OF THIS aGREEMENT BY SUCH PARTY, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, OR FOR ANY FINES, PENALTIES, OR LEVIES ASSESSED AGAINST THE OTHER PARTY BY ANY GOVERNMENTAL AUTHORITY.

6.    TERM AND TERMINATION

      6.1 Term. The term of this Agreement shall begin as of the Effective Date and shall continue in full force and effect until the expiration of the last to expire Nikon Licensed Patent under which ASML is sublicensed as set forth in
Section 2, subject to Sections 6.2 and 6.3. Except as expressly set forth in
Section 6.2, neither Party shall have the right, during the term of this Agreement, to terminate this Agreement, any of its obligations hereunder, or any of the rights, licenses, immunities or other protections granted hereunder.

      6.2 Termination of License.

            6.2.1 By Nikon. This Agreement shall terminate if and when Nikon properly exercises its right pursuant to Section 8.2.2 of the Nikon-Zeiss Patent Cross-License Agreement to terminate all of the rights, licenses, covenants, immunities, and other protections granted to Zeiss SMT and its Subsidiaries pursuant to Sections 2, 3, and 4 of the Nikon-Zeiss Patent Cross-License Agreement.

            6.2.2 By Zeiss SMT. If (a) ASML disputes any royalty which Zeiss SMT claims is due under Section 3.1, and (b) such dispute is resolved pursuant an arbitration as set forth in Section 8.7 in which the arbitrator renders a decision that ASML has failed to pay an amount that is due under Section 3.1, and (c) ASML fails to pay such amount within thirty (30) days after notice of such decision is received by ASML, then Zeiss SMT shall have the right, upon written notice to ASML at any time prior to ASML's payment of such overdue amount, to terminate this Agreement, including all rights, licenses, covenants, immunities and other protections granted to ASML and its Subsidiaries under
Section 2.1. The arbitration set forth in clause (b) of this Section 6.2.2 shall be conducted on an expedited basis, and shall be concluded within sixty (60) days, subject only to the availability of (a) Zeiss SMT and (b) the Arbitration Tribunal set forth in the Arbitration Agreement dated as of the date hereof by and between Zeiss SMT, Carl Zeiss, Nikon, and ASML.

      6.3 Survival. Upon any expiration or termination of this Agreement, all rights and obligations of the Parties shall terminate, except that the provisions of Sections 3 (solely with regard to Direct and Indirect Sales by ASML of Royalty Bearing

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Products prior to the date of expiration or termination), 4.3, 5, this 6.3, 6.4,
6.5, 7, and 8, and any other sections of this Agreement to the extent expressly provided herein, shall survive the expiration of this Agreement.

      6.4 Change of Control of Subsidiary. If a Subsidiary of ASML ceases to be Controlled by ASML, the licenses, immunities and rights granted to such Subsidiary and the Covered Entities of such Subsidiary under Sections 2 shall immediately terminate upon the consummation of such change of Control, but only with regard to products made, used, sold, offered for sale, imported, or exported by such Subsidiary after the consummation of such change of Control.

      6.5 Continuing Liability. The expiration of this Agreement shall not release either Party from any liability, obligation or agreement which has already accrued under this Agreement at the time of such expiration. The expiration of this Agreement shall not constitute a waiver or release of, or otherwise be deemed to prejudice or adversely affect, any rights, remedies or claims, whether for damages or otherwise, which a Party may have hereunder, at law or otherwise.

7.    ASSIGNMENT

      7.1 Sale of Lithography Business.

            7.1.1 By ASML. ASML shall assign this Agreement, together with all of its rights and obligations hereunder, to any Person that acquires all or substantially all of the assets of the business of manufacturing and selling Lithography Equipment of ASML and its Subsidiaries (including ASML's licenses and other rights in the Nikon Licensed Patents under the ASML-Nikon Patent Cross-License Agreement), provided, however, that ASML shall remain liable for the performance of all of its obligations under this Agreement.

            7.1.2 By Zeiss SMT. Zeiss SMT may assign this Agreement, together with all of its rights and obligations hereunder, to any Person that acquires all of Zeiss SMT's rights in the Nikon Licensed Patents hereunder (as sublicensor) and all or substantially all of the other assets of the business of manufacturing and selling Optical Components of Zeiss SMT and its Subsidiaries, provided, however, that Zeiss SMT shall remain liable for the performance of all of its obligations under this Agreement.

      7.2 No Other Assignment. Except as permitted under Section 7.1, neither Party may assign, or otherwise transfer any of its rights or obligations under this Agreement to any other Person without the prior written consent of the other Party. Any purported or attempted assignment, delegation or other transfer of any rights or obligations under this Agreement in contravention of the foregoing sentence shall be null and void.

      7.3 Assignment of Nikon-Zeiss Patent Cross-License Agreement. Zeiss SMT shall ensure that any assignee or exclusive licensee of its rights under the Nikon-Zeiss Patent Cross-License Agreement, whether by assignment, merger, sale of assets or

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otherwise ("ASSIGNEE") shall be bound by the terms and conditions contained in this Agreement, and Zeiss SMT shall require that such Assignee agree in writing prior to any such sale, assignment, transfer or exclusive license ("TRANSFER") that the sublicenses, immunities and other rights granted to ASML, its Subsidiaries and their respective Covered Entities hereunder shall not be affected in any manner by such Transfer. In accordance with Section 9.3 of the Nikon-Zeiss Patent Cross-License Agreement, ASML shall have the right to file this Agreement or any summary hereof with any patent office or other Governmental Authority in order to notify potential Assignees of the existence and terms of this Agreement as it relates to any Nikon Licensed Patents. Zeiss SMT shall provide all reasonable cooperation requested by ASML, at ASML's expense, including, the execution, delivery and filing of any applicable instruments, notifications, forms, affidavits and the like.

      7.4 Successors and Assigns. Subject to the other provisions of this
Section 7, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

8.    MISCELLANEOUS

      8.1 Limitation. Nothing contained in this Agreement shall be construed as:

                  (a) a warranty or representation by either Party as to the validity, enforceability or scope of any Patents; or

                  (b) conferring upon any Person any license, right or immunities under any Patents except the licenses, rights and immunities expressly granted hereunder; or

                  (c) a warranty or representation that any acts licensed hereunder will be free from infringement or other violation of Patents, copyrights, mask work rights, trade secrets or other intellectual property rights, other than infringement of those Patents under which licenses, rights and immunities have been expressly granted hereunder; or

                  (d) an obligation of either Party or its Subsidiaries to file or maintain any patent application, secure any Patent or maintain any Patent in force; or

                  (e) an arrangement to Sue third parties for infringement of any Patent or other intellectual property right or conferring any right to Sue third parties for infringement of any Patent or other intellectual property right.

      8.2 Mutual Consent To Grant Licenses to Nikon. Notwithstanding anything to the contrary in any agreement between the Parties and/or their respective Affiliates entered into on or before the Effective Date hereto, each Party hereby consents and agrees that the other Party shall have the right, without additional consideration to the first Party, to grant to Nikon, its Subsidiaries, their respective Covered Entities, vendors and Glass Products Suppliers the rights, licenses, immunities and other protections

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granted by such other Party to the extent, and solely to the extent, set forth in the Nikon-Zeiss Patent Cross-License Agreement or the Nikon-ASML Patent Cross-License Agreement, as applicable, in each case, as such agreements exist as of the Effective Date hereof.

      8.3 Nikon-Zeiss Patent Cross-License Agreement. Zeiss SMT agrees that it shall not agree or consent to any amendment, modification, waiver or variance of or under the Nikon-Zeiss Patent Cross-License Agreement that will or would reasonably be expected to diminish, burden or adversely affect the scope, duration or effect of, or otherwise be inconsistent with, the sublicenses, immunities or other protections granted to ASML under Section 2 of this Agreement without the prior written consent of ASML, which shall not be unreasonably withheld. Zeiss SMT shall provide ASML with a copy of all correspondence, demands and notifications from Nikon or its representatives relating to the termination, breach, expiration, assignment or amendment of the Nikon-Zeiss Patent Cross-License Agreement.

      8.4 Release of Indemnification Obligations. ASML and its Affiliates hereby release, and shall hereafter continue in perpetuity to release, Zeiss SMT and Carl Zeiss AG and their respective Affiliates from any and all indemnification obligations and claims, including indemnification obligations and claims that arise in Law and indemnification obligations and claims that arise in or are based on any implied or express contract in existence before the Effective Date, including the Zeiss/ASML 1997 Agreement, or that are created on or after the Effective Date, in connection with, arising from, or relating to any infringement claim by or on behalf of Nikon or any of its Affiliates on any of the Excluded Nikon Patents against (a) ASML or its Affiliates, or (b) any Third Party.

      8.5 Relationship of the Parties. In the exercise of their respective rights, and the performance of their respective obligations hereunder, the Parties are and will remain independent contractors. Nothing in this Agreement will be construed to constitute the Parties as partners, or principal and agent for any purpose whatsoever. Neither Party will bind, or attempt to bind, the other Party to any contract or other obligation, and neither Party will represent to any third party that it is authorized to act on behalf of the other Party.

      8.6 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York, United States of America (without application of any choice or conflicts of laws rules or principles that would require the application of the laws of any other jurisdiction).

      8.7 Dispute Resolution. The Parties hereby agree that any controversy, claim or dispute arising out of or relating to this Agreement or the breach thereof shall be resolved in accordance with the terms and conditions of the Arbitration Agreement dated as of the date hereof by and between Zeiss SMT, Carl Zeiss, Nikon, and ASML. The Parties hereby give up and waive any rights they might have to have such disputes decided in a court or jury trial. Any dispute arising from, in connection with or relating to the formation, existence, validity, enforceability, performance, interpretation, breach,

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or termination of this Agreement shall be deemed a Covered Dispute as between the Parties hereto for purposes of such Arbitration Agreement.

      8.8 Language. This Agreement is in the English language only, which language shall be controlling in all respects, and all versions hereof in any other language shall be for accommodation only and shall not be binding upon the Parties. All communications and notices to be made or given pursuant to this Agreement shall be in the English language.

      8.9 Entire Agreement. This Agreement (including the Schedules hereto) and the Financial Agreement on Nikon Case made and entered into as of September 27, 2004, by and among ASML and its subsidiaries and Zeiss SMT ("FINANCIAL AGREEMENT") constitute the full and entire understanding and agreement between the Parties with regard to the subject matter hereof, and supersedes any communications, representations, understandings and agreements, either oral or written, between the Parties prior to, but not on, the date hereof, with respect to such subject matter, including the (a) Term Sheet, and (b) Minutes of Meeting dated as of February 4, 2004 by and between Zeiss SMT and ASML, but not including the Financial Agreement.

      8.10 Amendment. This Agreement may not be altered or amended except by a written instrument signed by authorized legal representatives of both Parties.

      8.11 Waiver. Any waiver of the provisions of this Agreement or of a Party's rights or remedies under this Agreement must be in writing to be effective. Failure, neglect or delay by a Party to enforce the provisions of this Agreement or its rights or remedies at any time will not be construed and will not be deemed to be a waiver of such Party's rights under this Agreement and will not in any way affect the validity of the whole or any part of this Agreement or prejudice such Party's right to take subsequent action. No single or partial exercise of any right, power or privilege granted under this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as expressly set forth in this Agreement, the rights and remedies provided in this Agreement are cumulative and are not exclusive of any rights or remedies provided by law or in any other agreement between the Parties.

      8.12 Notices and Other Communications. All notices required or permitted under this Agreement shall refer to this Agreement and will be deemed given: (a) when delivered personally; (b) when sent by confirmed facsimile; or (c) three
(3) business days after deposit with an internationally recognized commercial overnight carrier specifying next-day delivery, with written verification of receipt. All such notices, requests, demands and other communications shall be addressed as follows:

             If to Zeiss SMT:

                   Carl Zeiss SMT AG
                   73446 Oberkochen

                   Germany
                   Attn: Chief Executive Officer
                   Fax:  +49 73 64 20 8100

             With a copy to (which shall not constitute notice):

                   Fish & Richardson P.C.
                   225 Franklin Street
                   Boston, MA 02110
                   Attn: Kurt L. Glizenstein
                   Fax: (617) 542-8906

             If to ASML:

                   ASML Holding N.V.
                   De Run 6501
                   5504 DR Veldhoven
                   The Netherlands
                   Attn:  General Counsel
                   Fax:  +31 (40) 268-2000

             With a copy to (which shall not constitute notice):

                   Wilmer Cutler Pickering Hale and Dorr LLP
                   60 State Street
                   Boston, MA 02109
                   Attn:  William F. Lee
                   Fax: (617) 526-5000

or to such other address or facsimile number as a Party may have specified to the other Party in writing delivered in accordance with this Section 8.12.

      8.13 Expenses. Except as otherwise expressly set forth in this Agreement, each Party will bear its own costs and expenses, including fees and expenses of legal counsel and other representatives used or hired in connection with the transactions described in this Agreement.

      8.14 Severability. If any provision in this Agreement is found or held to be invalid or unenforceable, then the meaning of such provision will be construed, to the extent feasible, so as to render the provision enforceable and still achieve the Parties' intent in entering into this Agreement, and if no feasible interpretation would save such provision, it will be severed from the remainder of this Agreement, which will remain in full force and effect. In such event, the Parties will use all reasonable efforts to negotiate in good faith a substitute, valid and enforceable provision or agreement which most nearly effects the Parties' intent in entering into this Agreement.

      8.15 Construction. This Agreement shall be deemed to have been drafted by both Parties and, in the event of a dispute, neither Party shall be entitled to claim that any provision should be construed against the other Party by reason of the fact that it was drafted by the other Party.

      8.16 Execution. This Agreement may be executed in counterparts, each of which so executed will be deemed to be an original and such counterparts together will constitute one and the same agreement. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a Party shall constitute a valid and binding execution and delivery of this Agreement by such Party.

      8.17 Confidentiality of Terms. Neither Party shall (and shall ensure that none of its agents, representatives or attorneys shall) disclose the terms of this Agreement to any third parties, except that either Party may disclose the existence of this Agreement to third parties, and may disclose the terms of this Agreement (a) to the extent reasonably necessary, in confidence, to its legal counsel and accountants, (b) to Governmental Authorities as required by any applicable Law or the applicable rules or regulations of any securities exchange on which any of such Party's securities are listed (in either case, as determined by such Party upon advice of counsel), provided that prior to any such required disclosure, the disclosing Party gives the non-disclosing Party reasonable advance notice of such disclosure, minimizes the scope of such disclosure (including by making redactions to documents provided as part of such disclosure and by cooperating with the non-disclosing Party to obtain protective orders) to the extent permitted under applicable Law, and otherwise coordinates with the non-disclosing Party with respect to the scope of such disclosure, or
(c) in connection with the enforcement of this Agreement or any other agreement entered into between Nikon, ASML and/or Zeiss SMT contemporaneously herewith. Notwithstanding the foregoing, the obligations of the Parties under this Section
8.17 shall not apply to any terms of this Agreement that have been disclosed by either Party as permitted by subsections (a)-(c) above.

      8.18 Publicity. No Party shall (and shall ensure that none of its agents, representatives or attorneys shall) originate any publicity, news release or other public announcement, written or oral, relating to this Agreement without the prior written approval of each other Party except as otherwise required by law. Such approval shall not be unreasonably withheld.

      8.19 Section 365(n). Zeiss SMT, as licensor, acknowledges and agrees that the licenses, immunities and rights granted under this Agreement to ASML and its Subsidiaries by Zeiss SMT are licenses, immunities and rights as to "intellectual property" within the definition of Section 101(35A) of the United States Bankruptcy Code (the "CODE"). The Parties hereto further agree that, in the event of the commencement of a bankruptcy proceeding by or against Zeiss SMT under the Code, ASML and its Subsidiaries shall be entitled, at ASML's option, to retain all their licenses, immunities and rights under this Agreement, including without limitation the licenses and immunities granted under Section 2, pursuant to Code Section 365(n). Rejection pursuant to Section 365 of the Code constitutes a material breach of this Agreement. To the extent that United States law is held by a court of competent jurisdiction not to apply with respect to a non-US bankruptcy proceeding of Zeiss SMT, Zeiss SMT shall take all actions that are reasonably necessary to effectuate the intent of the foregoing provisions in the country in which it and each Subsidiary holding any rights with respect to its licensed patents is incorporated or conducts its business, subject to any mandatory provisions of applicable law. Without limiting the generality of the foregoing, Zeiss SMT agrees to take all reasonable measures necessary to ensure the survival of the rights, immunities and licenses granted to ASML and its Subsidiaries in the event that Zeiss SMT or any of its Subsidiaries is subject to a bankruptcy proceeding under the laws of Germany.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

      IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in their names by their properly and duly authorized officers or representatives as of the date first above written.

                                      CARL ZEISS SMT AG

Date: December 10, 2004               By /s/ Herman Gerlinger
                                      Name: Herman Gerlinger
                                      Title: CEO

                                      By /s/ Daniel Schoch
                                      Name: Daniel Schoch
                                      Title: Chief Financial Officer

                                      ASML HOLDING N.V.

Date: December 10, 2004               By /s/ Ton van Hoef
                                      Name: Ton van Hoef
                                      Title: IP and Chief IP Counsel

                                    EXHIBIT 1

                   NIKON-ZEISS PATENT CROSS-LICENSE AGREEMENT

                   NIKON-ZEISS PATENT CROSS-LICENSE AGREEMENT

      THIS NIKON-ZEISS PATENT CROSS-LICENSE AGREEMENT (this "AGREEMENT") is made and entered into as of November 12, 2004 (the "EFFECTIVE DATE") by and between Carl Zeiss SMT AG, a corporation organized under the laws of Germany ("ZEISS SMT"), and Nikon Corporation, a corporation organized under the laws of Japan ("NIKON"), and with regard to Sections, 2.1, 2.8, and 10.4 only, Carl Zeiss AG, a corporation organized under the laws of Germany ("CARL ZEISS"). Zeiss SMT and Nikon are hereinafter also referred to collectively as the "PARTIES" and individually as a "PARTY."

                                    RECITALS

      WHEREAS, Nikon, Zeiss SMT and ASML entered into a Memorandum of Understanding entered into as of September 27, 2004 ("MOU"), pursuant to which they agreed, among other things, to settle certain litigation proceedings and grant cross-licenses of certain patent rights; and

      WHEREAS, pursuant to the MOU, Nikon and Zeiss SMT are entering into that certain Nikon-Zeiss SMT Settlement and Release Agreement of even date herewith (the "NIKON-ZEISS SETTLEMENT AND RELEASE AGREEMENT");

      NOW, THEREFORE, the Parties agree as follows:

                                    AGREEMENT

1.    DEFINITIONS; INTERPRETATION

            1.1 Terms Defined in this Agreement. The following terms when used in this Agreement shall have the following definitions:

                  1.1.1 "ACQUIRED PATENT" is defined in Section 1.2.9.

                  1.1.2 "ACQUIRING PARTY" is defined in Section 1.2.9.

                  1.1.3 "AFFILIATE" means, with respect to any Person, any other Person that controls, is controlled by or is under common control with such first Person, but only for such time as control exists. For this purpose control of a Person means possession, directly or indirectly, of the power to direct or cause the direction of management, business affairs or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

                  1.1.4 "AGREEMENT TERM" means the period commencing on the Effective Date and ending on December 31, 2014.

                  1.1.5 "ARBITRATION AGREEMENT" means the Arbitration Agreement dated as of the Effective Date by and among Nikon, ASML, Zeiss SMT, and Carl Zeiss.

                  1.1.6 "ASML" means ASML Holding N.V., a corporation organized under the laws of the Netherlands.

                  1.1.7 "ASML PAYMENTS" shall have the meaning set forth in
Section 8.2.2.

                  1.1.8 "ASML STAND-ALONE OPTICAL COMPONENTS" means Optical Components that are sold separately from the Complete Lithography Systems of ASML or its Subsidiaries, excluding such Optical Components that are replacement or upgrade components for any Complete Lithography System of ASML or any of its Subsidiaries.

                  1.1.9 "ASSERTING PARTY" is defined in Section 4.2.1.

                  1.1.10 "CARL ZEISS AFFILIATE PATENTS" means Lithography Patents Owned by Carl Zeiss or any of its Affiliates (excluding Schott Entities).

                  1.1.11 "CLASS A PATENT" is defined in Section 1.2.9.

                  1.1.12 "CLASS B PATENT" is defined in Section 1.2.10.

                  1.1.13 "CLASS C PATENT" is defined in Section 1.2.11.

                  1.1.14 "CO-OWNED" (and the correlative "Co-Owner") is defined in Section 1.2.13.

                  1.1.15 "COMPLETE LITHOGRAPHY SYSTEM" means a complete assembly of Lithography Equipment intended to be used for or capable of transferring a pattern onto a substrate by Lithography, for use in the fabrication of integrated circuits, thin film heads, flat panel displays, micromachines, and other applications with similar requirements, and does not mean subassemblies, subsystems, and other components of Lithography Equipment that are not combined into such complete assembly.

                  1.1.16 "CONVERTIBLE PATENTS" is defined in Section 1.2.3.

                  1.1.17 "COVERED ENTITIES" of a Party means, with respect to a Licensed Product, the direct and indirect resellers, distributors, users and other customers of such Licensed Product of such Party and/or its Subsidiaries, and any Person acquiring such Licensed Product from any of the foregoing.

                  1.1.18 "DESIGNATED NEUTRAL" means the Honorable Edward Infante, or if he is unable or unwilling to perform the relevant function, a substitute of comparable experience who is mutually agreeable to the Parties.

                  1.1.19 "DESIGNATED NIKON PATENTS" means the three (3) Patent applications listed on Schedule E hereto.

                  1.1.20 "DIRECT OR INDIRECT SALE" means the sale, lease, or other conveyance of a product by a Party or its Subsidiaries to a third Person, or the sale, lease, or other conveyance of a product by a Party or its Subsidiaries to another Person which in turn sells, leases, or otherwise conveys such product to the third Person substantially in the form acquired from such Party or its Subsidiaries.

                  1.1.21 "E-BEAM LITHOGRAPHY" means electron beam lithography or other charged particle beam lithography, including direct write electron beam lithography.

                  1.1.22 "EFFECTIVE APPLICATION DATE" of a Patent application means the earliest of (a) the filing date of such application, and (b), in the event that such application claims priority from the filing date of an earlier filed application or applications (including provisional applications), the earliest (i) filing date of any of such earlier filed application or applications, and (ii) for all of such earlier filed applications that make further priority claims to earlier dates, the Effective Application Dates of such earlier filed applications.

                  1.1.23 "ELIGIBLE NIKON PATENT FAMILY" is defined in Section 1.2.23.

                  1.1.24 "ELIGIBLE NIKON PATENT FAMILY MEMBER" is defined in
Section 1.2.24.

                  1.1.25 "EXCESS ASSERTION" is defined in Section 2.11.5(b).

                  1.1.26 "EXCLUDED CLAIM" is defined in Section 1.2.17.

                  1.1.27 "EXCLUDED CLAIM CRITERIA" is defined in Section 1.2.18.

                  1.1.28 "EXCLUDED CLAIMS LIST" is defined in Section 2.5.1.

                  1.1.29 "EXCLUDED GLASS METHODS" means all methods or processes for making Excluded Glass Products described in subclauses (a) and (b) of
Section 1.1.30.

                  1.1.30 "EXCLUDED GLASS PRODUCTS" means (a) optical material, including glass, silica glass, crystal, and calcium fluoride crystal, but not including optical coatings, (b) optical blanks, and (c) unfinished lenses purchased by a Party or its Subsidiaries from third parties other than ASML and its Subsidiaries.

                  1.1.31 "EXCLUDED LITHOGRAPHY TECHNOLOGY" is defined in Section 1.2.1.

                  1.1.32 "EXCLUDED NIKON PATENTS" is defined in Section 1.2.22.

                  1.1.33 "FINALLY RESOLVED" (and the correlative, "Final Resolution") with respect to a Suit, means that such Suit is (a) settled and dismissed with prejudice, (b) subject to a final judgment as to which no appeal is possible or taken within the time permitted, or (c) is withdrawn completely by the Person bringing such Suit.

                  1.1.34 "FPD/LARGE AREA SUBSTRATE LITHOGRAPHY" means lithography to manufacture flat panel displays or expose large area substrates other than wafers (i.e., substrates other than wafers that are greater than 500mm along any dimension).

                  1.1.35 "FULL RIGHTS TERMINATION" is defined in Section 2.11.4. 3 Nikon-Zeiss Patent Cross-License Agreement

                  1.1.36 "GERMAN RWHT" means German royalty withholding tax.

                  1.1.37 "GLASS SUPPLIER" is defined in Section 4.2.2.

                  1.1.38 "GOVERNMENTAL AUTHORITY" means any: (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or entity and any court or other tribunal); or (d) individual, entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

                  1.1.39 "INDEPENDENT AUDITOR" shall have the meaning set forth in Section 5.6.

                  1.1.40 "LAW" means any law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, order, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement (licensing or otherwise), determination, decision, opinion or interpretation that is, has been or may in the future be issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

                  1.1.41 "LICENSABLE CO-OWNED PATENT" is defined in Section 1.2.14.

                  1.1.42 "LICENSE TERM" means the period commencing on the Effective Date and ending on December 31, 2009.

                  1.1.43 "LICENSED PATENTS" is defined in Section 1.2.8.

                  1.1.44 "LICENSED PRODUCTS" is defined in Section 1.3.3.

                  1.1.45 "LITHOGRAPHY" is defined in Section 1.3.1.

                  1.1.46 "LITHOGRAPHY EQUIPMENT" is defined in Section 1.3.2.

                  1.1.47 "LITHOGRAPHY PATENT" is defined in Section 1.2.2.

                  1.1.48 "MASKLESS LITHOGRAPHY" means Lithography in which light is patterned using individually-controllable elements and not a reflective or transmissive mask.

                  1.1.49 "MOU" shall have the meaning set forth in the recitals.

                  1.1.50 "NET SELLING PRICE" means the gross revenues actually received by a Party or its Subsidiaries from Direct or Indirect Sales of a product, less (a) normal and customary rebates, and cash and trade discounts;
(b) sales, use and/or other excise taxes or duties; (c) insurance costs and outbound transportation charges; (d) import and/or export duties; and (e) amounts allowed or credited due to returns (not to exceed the original billing or invoice amount).

                  1.1.51 "NIKON-ASML PATENT CROSS-LICENSE AGREEMENT" means that certain Nikon-ASML Patent Cross-License Agreement by and between Nikon and ASML of even date herewith, as amended from time to time.

                  1.1.52 "NIKON-ZEISS SETTLEMENT AND RELEASE AGREEMENT" shall have the meaning set forth in the recitals.

                  1.1.53 "NIKON DEFENSIVE SUIT" is defined in Section 2.11.5(a).

                  1.1.54 "NIKON LICENSED PATENTS" is defined in Section 1.2.4.

                  1.1.55 "NIKON LICENSED PRODUCTS" is defined in Section 1.3.4.

                  1.1.56 "NIKON STAND-ALONE OPTICAL COMPONENTS" means Optical Components that are sold separately from the Complete Lithography Systems of Nikon or its Subsidiaries, excluding such Optical Components that are replacement or upgrade components for any Complete Lithography System of Nikon or any of its Subsidiaries.

                  1.1.57 "OPTICAL COMPONENTS" means (a) optical elements, modules and systems, including illumination optical systems, projection optical systems, manipulation devices and mounting means, and (b) processes, materials and devices for designing, manufacturing, assembling, adjusting, measuring and qualifying such optical elements, modules and systems, in each case for Lithography Equipment.

                  1.1.58 "OWNED" (and the correlative "OWNERSHIP") is defined in
Section 1.2.12.

                  1.1.59 "PATENTS" means all classes or types of patents (including design patents) and utility models of all countries of the world, and applications therefor, together with any divisionals, continuations, continuations-in-part, reissues and results of re-examinations thereof.

                  1.1.60 "PAYMENTS" shall have the meaning set forth in Section 5.1.

                  1.1.61 "PERSON" means any person or entity, whether an individual, corporation, partnership, limited partnership, limited liability company, trust, foundation, unincorporated organization, business association, firm, joint venture or other legal entity.

                  1.1.62 "PRACTICALLY USABLE EMBODIMENTS" shall have the meaning set forth in Section 1.2.18.

                  1.1.63 "PURCHASING PARTY" shall have the meaning set forth in
Section 4.2.2.

                  1.1.64 "RESTRICTED PATENT" is defined in Section 1.2.15.

                  1.1.65 "RUNNING ROYALTY PAYMENTS" is defined in Section 4.2.2(b)(v).

                  1.1.66 "SCHEDULE B-3 PATENTS" is defined in Section 1.2.6.

                  1.1.67 "SCHEDULE D OMITTED CLAIMS" is defined in Section
1.2.20.

                  1.1.68 "SCHEDULE D PATENTS" is defined in Section 1.2.19.

                  1.1.69 "SCHEDULE D PATENT FAMILY" is defined in Section
1.2.20.

                  1.1.70 "SCHEDULE D PATENT FAMILY MEMBER" is defined in Section 1.2.21.

                  1.1.71 "SCHEDULE D RESPONSE" is defined in Section 2.11.5(c).

                  1.1.72 "SCHEDULE D SUIT" is defined in Section 2.11.5(c).

                  1.1.73 "SCHOTT ENTITIES" means Schott AG and its Subsidiaries.

                  1.1.74 "SPECIAL MASK TECHNOLOGY" means (i) a pattern on a mask having a modified shape (as compared to the desired shape of the pattern to be printed on the substrate), where such modification is made for the purpose of forming a circuit pattern onto a substrate ("SPECIAL PATTERN"); (ii) a mask with a Special Pattern, modified transmittance (as compared to a binary mask) or modified phase (as compared to a binary mask), where such modification is made for the purpose of forming a circuit pattern onto a substrate ("SPECIAL MASK");
(iii) a method of exposing a substrate using a Special

Mask; (iv) a method of manufacturing a semiconductor chip using a Special Mask;
(v) a method of manufacturing a Special Mask; or (vi) data processing hardware, software, methods or processes used to analyze, simulate, predict, generate or modify pattern data used on a Special Mask.

                  1.1.75 "SPECIFICALLY DIRECTED TO" shall have the meaning set forth in Section 1.2.18.

                  1.1.76 "SPECIFIED ENTITY" shall mean the Person listed in Schedule F.

                  1.1.77 "SPECIFIED ENTITY SUIT" is defined in Section
2.11.5(a).

                  1.1.78 "SUBLICENSABLE" is defined in Section 1.2.16.

                  1.1.79 "SUBLICENSOR" is defined in Section 1.2.16.

                  1.1.80 "SUBSIDIARY" of a Person means any other Person with respect to which such first Person has beneficial ownership, directly or indirectly, of securities representing more than fifty percent (50%) of the power to elect such other Person's board of directors or other managing authority or, in the case of a non-corporate Person, equivalent interests.

                  1.1.81 "SUE" means (a) to threaten, bring, or participate in any legal or equitable action, claim or demand in any court or before any tribunal or any arbitration or compulsory and binding alternative dispute resolution proceeding, either directly or indirectly, or (b) to instruct, request, encourage, or assist any designee, agent, nominee or other third party to do the same, unless legally compelled to do so by a valid subpoena or court order which the recipient has opposed by all reasonable means. "Sue" shall not be construed to include offers to license Patents in connection with cross-license or other license negotiations.

                  1.1.82 "SUIT" means any legal or equitable action, claim or demand in any court or before any tribunal or any arbitration or compulsory and binding alternative dispute resolution proceeding, or any threat thereof, but not including offers to license Patents in connection with cross-license or other license negotiations.

                  1.1.83 "TRANSACTION AGREEMENTS" is defined in Section 10.6.

                  1.1.84 "TRANSFER" shall have the meaning set forth in Section 9.3.

                  1.1.85 "TRANSFEREE" shall have the meaning set forth in
Section 9.3.

                  1.1.86 "TRANSITION PERIOD" means the period beginning upon the end of the License Term and ending at the end of the Agreement Term.

                  1.1.87 "WITHHOLDINGS" shall have the meaning set forth in

Section 5.2.

                  1.1.88 "ZEISS LICENSED PATENTS" is defined in Section 1.2.5.

                  1.1.89 "ZEISS LICENSED PRODUCTS" is defined in Section 1.3.5.

            1.2 Additional Definitions Relating to Licensed Patents.

                  1.2.1 "EXCLUDED LITHOGRAPHY TECHNOLOGY" means each of E-Beam Lithography, FPD/Large Area Substrate Lithography, and Maskless Lithography.

                  1.2.2 "LITHOGRAPHY PATENT" means any Patent (a) that either
(i) issues from an application having an Effective Application Date on or before December 31, 2002, or (ii) issues on or before December 31, 2014 from an application having an Effective Application Date after December 31, 2002, and
(b) has one or more claims, other than Excluded Claims, which read on Lithography Equipment or the manufacture or use thereof. For purposes of Section
6.3 only, a Patent application shall not constitute a "Lithography Patent" unless and until such Patent application is published.

                  1.2.3 "CONVERTIBLE PATENTS" means, with respect to Patents of a Party or its Subsidiaries, (i) Class B Patents that are Licensed Patents of such Party, and (ii) any Class C Patents of such Party.

                  1.2.4 "NIKON LICENSED PATENTS" means all Class A Patents and Class B Patents Owned or Sublicensable by Nikon or its Subsidiaries, excluding any Excluded Claims thereof and excluding, subject to Section 2.11.3, all Excluded Nikon Patents.

                  1.2.5 "ZEISS LICENSED PATENTS" means all Class A Patents and Class B Patents Owned or Sublicensable by Zeiss SMT or its Subsidiaries, excluding any Excluded Claims thereof.

                  1.2.6 "SCHEDULE B-3 PATENTS" means the Patents set forth on Schedule B-3 to this Agreement.

                  1.2.7 "RESTRICTED SCHEDULE B-3 PATENTS" means all Schedule B-3 Patents only to the extent that and only as long as *** has not granted its consent to the grant of the licenses and immunities granted by Zeiss SMT hereunder.

                  1.2.8 "LICENSED PATENTS" means the Zeiss Licensed Patents or the Nikon Licensed Patents, as applicable. For purposes of this Agreement, the Licensed Patents "of" Zeiss and/or its Subsidiaries means the Zeiss Licensed Patents and the Licensed Patents "of" Nikon and/or its Subsidiaries means the Nikon Licensed Patents, and the Licensed Patents "of" a Party and/or its Subsidiaries means the Zeiss Licensed Patents and/or the Nikon Licensed Patents, as applicable.

                  1.2.9 "CLASS A PATENT" means (a) a Patent that issues at any time (whether before or after the end of the License Term) from an application having an Effective Application Date on or before December 31, 2002, and (b) a Convertible Patent that is converted by a Party pursuant to and in accordance with Section 2.7. Notwithstanding subsection (a) above, a Patent of a Party that is purchased or otherwise acquired by such Party ("ACQUIRING PARTY") from a third party (other than an Affiliate of such Party), whether by assignment, merger, acquisition of assets or otherwise, after the Effective Date, and that otherwise qualifies as a Licensed Patent ("ACQUIRED PATENT"), shall be deemed to be a Class B Patent and not a Class A Patent, regardless of its Effective Application Date (unless such Patent is converted to a Class A Patent by a Party in accordance with Section 2.7). Notwithstanding anything to the contrary in this Section 1.2.9, if (i) the Acquired Patent issues with the Acquiring Party being identified on the face of the Acquired Patent or by patent office records as the initial owner or assignee of record of such issued Acquired Patent, and
(ii) such Acquired Patent qualifies as a Class A Patent by virtue of its Effective Application Date, then such issued Acquired Patent shall be deemed a Class A Patent unless the Acquiring Party provides express written notice to the other Party that such Patent is an Acquired Patent within three (3) months of the issuance of such Acquired Patent.

                  1.2.10 "CLASS B PATENT" means (a) a Patent that issues on or before the end of the License Term from an application having an Effective Application Date after December 31, 2002, excluding (b) any such Patent that is converted to a Class A Patent by a Party pursuant to and in accordance with
Section 2.7. Notwithstanding subsection (a) above, an Acquired Patent shall be deemed to be a Class B Patent and not a Class A Patent, regardless of its Effective Application Date (unless such Patent is converted to a Class A Patent by a Party in accordance with Section 2.7). Notwithstanding anything to the contrary in this Section 1.2.10, if (i) the Acquired Patent issues with the Acquiring Party being identified on the face of the Acquired Patent or by patent office records as the initial owner or assignee of record of such issued Acquired Patent, and (ii) such Acquired Patent qualifies as a Class A Patent by virtue of its Effective Application Date, then such issued Acquired Patent shall be deemed a Class A Patent unless the Acquiring Party provides express written notice to the other Party that such Patent is an Acquired Patent within three
(3) months of the issuance of such Acquired Patent.

                  1.2.11 "CLASS C PATENT" means a Patent having an Effective Application Date after December 31, 2002 and issuing during the Transition Period that would be a Zeiss Licensed Patent or Nikon Licensed Patent, as applicable, had such Patent issued on or before the end of the License Term.

                  1.2.12 "OWNED" (and the correlative "OWNERSHIP") means, with respect to a Patent of a Person, (a) a Patent that is solely assigned to and/or solely owned by such Person (without regard to rights that employees may have in inventions that they develop while employed by a Party, such as, for example, the right to receive monetary compensation or assert preemptive rights), or (b) a Licensable Co-Owned Patent. A Patent shall not be deemed "Owned" by the applicable Party to the extent and as long as it is a Restricted Patent.

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

                  1.2.13 "CO-OWNED" (and the correlative "CO-OWNERS") means, with respect to a Patent, a Patent that has been assigned to two or more Persons or in which two or more Persons have an ownership interest.

                  1.2.14 "LICENSABLE CO-OWNED PATENT" means (a) a Patent that is Co-Owned by a Party or its Subsidiaries and all other Co-Owners of which are Affiliates (other than Schott Entities) of such Party or its Subsidiaries, (b) a Patent that is Co-Owned by ASML and/or its Subsidiaries and all other Co-Owners of which are Zeiss SMT and/or its Subsidiaries, and (c) a Patent that is Co-Owned by a Party or its Subsidiaries and where any other Co-Owner is a third party (other than an Affiliate of such Party, except for Schott Entities) as to which, and only to the extent and for such time as, and subject to the conditions under which, such Party or its Subsidiaries have the right to grant licenses, immunities, and additional commitments within the scope of the licenses and immunities granted under this Agreement (i) without such grant requiring consent of any such third party, or (ii), where such grant requires consent of any such third party or parties, if and to the extent such consent is or has been granted by all such third parties.

                  1.2.15 "RESTRICTED PATENTS" means (a) any Restricted Schedule B-3 Patent, (b) any Patent that (i) is listed on Schedule B-1 or Schedule C-1, as applicable (as initially attached hereto, and not as such Schedules may be amended pursuant to Section 6.5 or otherwise), or (ii) is published after the Effective Date and results from activities funded by a Governmental Authority, in each case where the license of such Patent to third parties is generally prohibited under applicable Law or the applicable contract with such Governmental Authority in accordance with the standard procedures of such Governmental Authority, but only as long as such prohibition shall remain in force and effect, and (c) any Patent that is (i) Co-Owned by a Party or its Subsidiaries and one or more third parties, and (ii) not a Licensable Co-Owned Patent, but only as long as, and solely to the extent that, it is not a Licensable Co-Owned Patent.

                  1.2.16 "SUBLICENSABLE" means, with respect to a Patent licensed or sublicensed to a Party or any of its Subsidiaries (as applicable, the "SUBLICENSOR"), a Patent as to which, and only to the extent and for such time as, and subject to the conditions under which, the Sublicensor has the right to grant licenses or sublicenses, and extend immunities and additional commitments, to the other Party and its Subsidiaries and their respective Covered Entities within the scope of the licenses, immunities, and additional commitments granted or made under this Agreement without such grant resulting in the payment of royalties or other payments to third parties, except for payments
(i) relating to the prosecution or maintenance of Patents, (ii) to Affiliates of the Sublicensor (other than Schott Entities), or (iii) to Persons for inventions made by such Persons while employees or contractors of the Sublicensor.

                  1.2.17 "EXCLUDED CLAIM'" means any Patent claim that:

                  (a) is contained on the Excluded Claims List, unless and until such Patent claim ceases to meet the Excluded Claim Criteria as set forth in
Section 2.5.2; or

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

                  (b) is not contained on the Excluded Claims List, but meets the Excluded Claim Criteria, but only for so long as such Patent claim meets the Excluded Claim Criteria; or

                  (c) reads only on Excluded Glass Products or Excluded Glass Methods (provided that Patent claims reading only on unfinished lenses shall constitute Excluded Claims solely with respect to unfinished lenses purchased by a Party or its Subsidiaries from third parties other than ASML and its Subsidiaries); or

                  (d) includes any Special Mask Technology as a required element that is material to the patentability of such claim.

                  1.2.18 "EXCLUDED CLAIM CRITERIA" with respect to a Patent claim shall be deemed met if such Patent claim is Specifically Directed To equipment or methods for an Excluded Lithography Technology. A Patent claim shall be deemed to be "SPECIFICALLY DIRECTED TO" equipment or methods for an Excluded Lithography Technology if, and only for so long as,

                  (i) the embodiments of the Patent claim that are practically usable in a commercial setting ("PRACTICALLY USABLE EMBODIMENTS") encompass only equipment or methods for any one or more Excluded Lithography Technologies, and

                  (ii) the Patent claim contains one or more limitations by reason of which the Practically Usable Embodiments of the Patent claim encompass only equipment or methods for the Excluded Lithography Technology and that are material to the patentability of the Patent claim;

provided that:

                        (A) actual use in a commercial setting is not required for an embodiment of a Patent claim to qualify as a Practically Usable Embodiment,

                        (B) an embodiment of a Patent claim is not a Practically Usable Embodiment outside the Excluded Lithography Technology if it does not have practical utility as an improvement upon, or alternative solution to, existing technology other than the Excluded Lithography Technology,

                        (C) no Patent claim that covers actual and bona fide commercial Lithography Equipment or Lithography methods, anywhere in the world from any source, other than equipment or methods for an Excluded Lithography Technology, shall qualify as an Excluded Claim, and

                        (D) if a dependent claim of a Patent depends from another claim of such Patent that does not qualify as an Excluded Claim, such dependent claim shall not qualify as an Excluded Claim simply by virtue of the fact that it recites an Excluded Lithography Technology.

It is the Parties' intent to exclude only Patent claims in which the "heart of the invention" of such Patent claim is practically usable only in equipment or methods for an Excluded Lithography Technology.

The Parties anticipate that, in preparing the Excluded Claims List, they may develop ideas for clarifying the Excluded Claim Criteria for whether certain types of Patent claims should qualify as Excluded Claims. Accordingly, upon completion of the Excluded Claims List, the Parties will revisit and negotiate clarifications to such Excluded Claim Criteria in good faith, and if the Parties agree on any such clarifications (each in its sole discretion), they will amend the Excluded Claim Criteria to implement such clarifications.

                  1.2.19 "SCHEDULE D PATENTS" means the Patents listed on Schedule D hereto.

                  1.2.20 "SCHEDULE D PATENT FAMILY" means, with respect to a Schedule D Patent, collectively, such Schedule D Patent and (i) any Patents claiming priority from such Schedule D Patent, but excluding claims of such Patents that are not entitled to claim priority from such Schedule D Patent, and
(ii) any Patents from which such Schedule D Patent claims priority, but excluding claims of such Patents that are not supported by such Schedule D Patent. The excluded claims described in subclauses (i) and (ii) hereof, together with any Excluded Claims of any Schedule D Patent Family Member, are referred to as "SCHEDULE D OMITTED CLAIMS". For the avoidance of doubt, it is understood that there shall, subject to reduction pursuant to Section 2.11.3, be three Schedule D Patent Families, one based on each of the three Schedule D Patents.

                  1.2.21 "SCHEDULE D PATENT FAMILY MEMBER" means, with respect to any Schedule D Patent Family, separately, each Patent in such Schedule D Patent Family (excluding any Schedule D Omitted Claims thereof).

                  1.2.22 "EXCLUDED NIKON PATENTS" means issued Eligible Nikon Patent Family Members that are designated by Nikon as set forth in Section 2.11.1.

                  1.2.23 "ELIGIBLE NIKON PATENT FAMILY" means, with respect to a Designated Nikon Patent, collectively, such Designated Nikon Patent and (i) any Patents claiming priority from such Designated Nikon Patent, but excluding claims of such Patents that are not entitled to claim priority from such Designated Nikon Patent, and (ii) any Patents from which such Designated Nikon Patent claims priority, but excluding claims of such Patents that are not supported by such Designated Nikon Patent. For the avoidance of doubt, it is understood that there shall, subject to reduction pursuant to Section 2.11.3, be three Eligible Nikon Patent Families, one based on each of the three Designated Nikon Patents.

                  1.2.24 "ELIGIBLE NIKON PATENT FAMILY MEMBER" means, with respect to any Eligible Nikon Patent Family, separately, each Patent in such Eligible Nikon Patent Family.

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

            1.3 Additional Definitions Relating to Licensed Products.

                  1.3.1 "LITHOGRAPHY" means exposing a resist using optical (photons) projection means (including extreme ultraviolet) or particle (including electron beam) projection means.

                  1.3.2 "LITHOGRAPHY EQUIPMENT" means, individually and collectively, any tool or machine for transferring a pattern onto a substrate by Lithography, for use in the fabrication of integrated circuits, thin film heads, flat panel displays, micromachines, and other applications with similar requirements (including (i) separately installed components of such tool or machine, (ii) any components integrated in such tool or machine, (iii) materials for use in, and solely to the extent they are for use in, the operation of such tool or machine, such as fluids and gases, and (iv) any software used to operate or control such tool or machine), including where such tool or machine uses and/or incorporates masks, or uses, incorporates and/or processes resists or substrates, including wafers, provided that "Lithography Equipment" shall not include masks, resists, or such substrates themselves.

                  1.3.3 "LICENSED PRODUCTS" means the Zeiss Licensed Products or the Nikon Licensed Products, as applicable.

                  1.3.4 "NIKON LICENSED PRODUCTS" means Lithography Equipment and all applications therefor, including Optical Components. For purposes of clarity, "Nikon Licensed Products" shall in all events include Nikon's products within the following product families, as and in the form marketed by Nikon as of the Effective Date: NSR series and FX series.

                  1.3.5 "ZEISS LICENSED PRODUCTS" means Optical Components and all applications therefor. For purposes of clarity, "Zeiss Licensed Products" shall in all events include Zeiss SMT's products within the following product families, as and in the form marketed by Zeiss SMT as of the Effective Date:
Starlith series.

            1.4 Interpretation.

                  1.4.1 Certain Terms. The words "hereof," "herein," "herewith," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "including" is not limited and means "including without limitation."

                  1.4.2 Section References: Titles and Subtitles. Unless otherwise noted, all references to Sections and Schedules herein are to Sections and Schedules of this Agreement. The titles, captions and headings of this Agreement are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

                  1.4.3 Reference to Persons, Agreements, Statutes. Unless otherwise expressly provided herein, (a) references to a Person include its successors and

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

permitted assigns, (b) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments, restatements and other modifications thereto or supplements thereof and (c) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such statute or regulation.

                  1.4.4 Further Negotiations. Any reference in this Agreement to subsequent meetings, discussions, or negotiations between the Parties shall be interpreted to include an obligation of the Parties to conduct such meetings, discussions, or negotiations in good faith.

2.    LICENSE GRANTS

            2.1 Grant to Zeiss SMT and Carl Zeiss. Nikon on behalf of itself and its Subsidiaries, hereby grants to Zeiss SMT and its Subsidiaries, under the Nikon Licensed Patents, retroactive to the Effective Application Date of each Nikon Licensed Patent, and to Carl Zeiss, but solely for the period from the Effective Application Date of the applicable Nikon Licensed Patents until October 1, 2001 for all Nikon Licensed Patents having an Effective Application Date before October 1, 2001, a non-exclusive, non-sublicensable (except as set forth in Section 2.2, and provided that this restriction on sublicensing shall not limit or otherwise affect the immunities and additional commitments set forth in Sections 3 and 4), non-transferable (except as set forth in Section 9.1) license to (a) make, use (including use with patterns or masks for processing substrates such as wafers), sell, offer to sell, import, export, lease and otherwise convey Zeiss Licensed Products anywhere in the world, (b) have Zeiss Licensed Products made by their suppliers anywhere in the world, provided that such Zeiss Licensed Products (i) are made by such suppliers in accordance with specifications provided by, or agreed upon with, Zeiss SMT or any of its Subsidiaries, and (ii) are not "off the shelf' products offered for sale, lease, or other conveyance to Persons other than Zeiss SMT or its Subsidiaries, (c) practice any method or process anywhere in the world in connection with the design, manufacture, installation, assembly, operation, adjustment, measurement, qualification, maintenance, support, repair, or diagnosis of Zeiss Licensed Products designed, made, used and/or sold under this
Section 2.1, and (d) make, have made, and use any tool, software, machine, or other apparatus anywhere in the world in connection with the design, manufacture, installation, assembly, operation, adjustment, measurement, qualification, maintenance, support, repair, or diagnosis of Zeiss Licensed Products designed, made, used and/or sold under this Section 2.1. Notwithstanding the foregoing, to the extent that the licenses granted in this
Section 2.1 include a sublicense under any third party rights, such sublicense shall not exceed in scope the license granted to Nikon by the applicable third party licensor or the rights that Nikon is otherwise authorized to sublicense under any agreement with such third party licensor.

            2.2 Sublicense to ASML. The license granted in Section 2.1 includes the right of Zeiss SMT to grant to ASML and its Subsidiaries a sublicense of the rights granted to Zeiss SMT under Section 2.1 (and to extend to ASML, its Subsidiaries and their respective Covered Entities the benefits of the immunities, covenants not to sue, and

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

additional commitments set forth in Sections 2.10, 2.12, 3, and 4), provided that the scope of ASML's rights under such sublicense shall be narrowed prospectively to exclude the right to sell ASML Stand-Alone Optical Components to the same extent (if any) that the scope of Nikon's license rights under
Section 2.3 are narrowed to exclude the right to sell Nikon Stand-Alone Optical Components as described in Section 2.4.3, and provided further that the aforementioned exclusion of ASML's right to sell ASML Stand-Alone Optical Components shall become permanent if and when the aforementioned exclusion of Nikon's right to sell Nikon Stand-Alone Optical Components becomes permanent as described in Section 2.4.3. In the event of a permitted assignment by ASML of the Nikon-ASML Patent Cross-License Agreement pursuant to Section 9.1 thereof, ASML shall have the right and the obligation, and Zeiss SMT may and shall permit ASML, to transfer all of the rights sublicensed to it and its Subsidiaries (and the other benefits extended) pursuant to this Section 2.2 to the applicable acquiror Person.

            2.3 Grant to Nikon. Zeiss SMT, on behalf of itself and its Subsidiaries, hereby grants to Nikon and its Subsidiaries, under the Zeiss Licensed Patents, retroactive to the Effective Application Date of each Zeiss Licensed Patent, a non-exclusive, non-sublicensable (provided that this restriction on sublicensing shall not limit or otherwise affect the immunities and additional commitments set forth in Sections 3 and 4), non-transferable (except as set forth in Section 9.1) license to (a) make, use (including use with patterns or masks for processing substrates such as wafers), sell, offer to sell, import, export, lease and otherwise convey Nikon Licensed Products anywhere in the world, (b) have Nikon Licensed Products made by their suppliers anywhere in the world, provided that such Nikon Licensed Products (i) are made by such suppliers in accordance with specifications provided by, or agreed upon with, Nikon or any of its Subsidiaries, and (ii) are not "off the shelf" products offered for sale, lease, or other conveyance to Persons other than Nikon and its Subsidiaries, (c) practice any method or process anywhere in the world in connection with the design, manufacture, installation, assembly, operation, adjustment, measurement, qualification, maintenance, support, repair, or diagnosis of Nikon Licensed Products designed, made, used, and/or sold under this Section 2.3, and (d) make, have made, and use any tool, software, machine, or other apparatus anywhere in the world in connection with the design, manufacture, installation, assembly, operation, adjustment, measurement, qualification, maintenance, support, repair, or diagnosis of Nikon Licensed Products designed, made, used, and/or sold under this Section 2.3. Notwithstanding the foregoing, to the extent that the licenses granted in this
Section 2.3 include a sublicense under any third party rights, such sublicense shall not exceed in scope the license granted to Zeiss SMT by the applicable third party licensor or the rights that Zeiss SMT is otherwise authorized to sublicense under any agreement with such third party licensor.

            2.4 Royalty Bearing Optical Components.

                  2.4.1 Royalties. On any Direct or Indirect Sales by Nikon or its Affiliates to ASML, its Subsidiaries or their customers, for incorporation in or combination with ASML Lithography Equipment, of Nikon Stand-Alone Optical Components that, absent the license set forth in Section 2.3, would directly or indirectly (including on principles of contributory infringement and inducement of infringement)

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

infringe Zeiss Licensed Patents ("ROYALTY BEARING OPTICAL COMPONENTS"), Nikon will pay to Zeiss SMT a royalty of *** percent (*** %) of Nikon's Net Selling Price. This percentage rate takes into account the legitimate economic interests of and impact on the Parties in the specific circumstances of the grant of the license set forth in Section 2.3, including the fact that such license grant provides the Parties with increased commercial freedom with regard to each other's Licensed Patents. This royalty rate shall not be used as a precedent for or as evidence of the value of any Zeiss Licensed Patents or other Patents outside the specific context of the grant of such license, including in any future court or arbitration proceeding that might occur between the Parties.

                  2.4.2 Payments and Records. The royalty payments set forth in
Section 2.4.1 shall be made quarterly, within thirty (30) days following the last day of each calendar quarter during the Agreement Term. Nikon agrees to keep full and accurate books and records setting forth in reasonable detail the gross revenues actually received for Royalty Bearing Optical Components and the deductions made in calculating the Net Selling Price.

                  2.4.3 Non-Payment. If for any reason Zeiss SMT does not receive from either Nikon or ASML the full royalty of *** percent (***%) of Nikon's Net Selling Price on Royalty Bearing Optical Components within fifteen
(15) days after Zeiss SMT's written notice of such non-payment is received by both Nikon and ASML, the scope of Nikon's license under Section 2.3 shall be narrowed prospectively to exclude the right to sell Nikon Stand-Alone Optical Components until the unpaid amount is received by Zeiss SMT, at which time the scope of Nikon's license shall revert to that set forth in Section 2.3. During the period in which such narrowing of Nikon's license remains in effect, Nikon and Zeiss SMT shall use all reasonable efforts, with the assistance of the Designated Neutral if necessary, to negotiate an alternate provision in lieu of
Section 2.4 that will preserve for Nikon the right to sell Nikon Stand-Alone Optical Components, and will preserve for Zeiss SMT economic benefits and protections consistent with those reflected in Section 2.4. However, if such negotiations are unsuccessful, the aforementioned prospective exclusion of the right to sell Nikon Stand-Alone Optical Components shall become permanent. For purposes of clarification, non-receipt by Zeiss SMT of any amounts due under
Section 2.4 will not give rise to termination or suspension of, or otherwise affect, any other provisions of this Agreement.

                  2.4.4 Information. In order to enable Zeiss SMT to evaluate whether Nikon is in compliance with Section 2.4, if Nikon or its Affiliates directly or indirectly sells to ASML, its Subsidiaries or their customers, for incorporation in or combination with ASML Lithography Equipment, any Nikon Stand-Alone Optical Components that, absent the license set forth in Section 2.3, would directly or indirectly infringe Zeiss Licensed Patents, and Nikon does not acknowledge within forty-five (45) days of receipt of a notice from Zeiss SMT, that such Nikon Stand-Alone Optical Components are subject to the royalty provisions set forth in Section 2.4, then upon Zeiss SMT's reasonable request, Nikon shall provide to outside counsel for Zeiss SMT, on an "attorneys' eyes only" basis, information sufficient to determine whether such Nikon Stand-Alone Optical Components, or their method of manufacture or use, would directly or indirectly infringe Zeiss Licensed Patents absent the license set forth in Section 2.3.

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

            2.5 Excluded Claims List.

                  2.5.1 Creation. Within sixty (60) days of the Effective Date, the Parties will attempt to agree on a list of Patent claims for each Excluded Lithography Technology that will be excluded from the Licensed Patents (as so agreed or as finalized by the Designated Neutral, the "EXCLUDED CLAIMS LIST"). The Excluded Claims List will only include Patent claims that are contained in Patents nominated by each Party as follows: for each Excluded Lithography Technology, each Party may nominate claims from no more than five (5) English-language Patents, provided that for the purposes of the foregoing, a Patent and all of its counterparts and its continuation, divisional, and continuation-in-part applications will be counted as a single Patent. If the Parties are unable to agree on the Excluded Claims List within sixty (60) days of the Effective Date, the Designated Neutral will have the authority to finalize the Excluded Claims List by including on the list all Patent claims nominated by the Parties for each Excluded Lithography Technology (as described above) that qualify as Excluded Claims pursuant to Sections 1.2.17 and 1.2.18, and omitting from the Excluded Claims List all such Patent claims that do not qualify as Excluded Claims pursuant to Sections 1.2.17 and 1.2.18. The Excluded Claims List, with the entries agreed to by the Parties, and, as applicable, finalized by the Designated Neutral shall be incorporated into this Agreement as Schedule A.

                  2.5.2 Significance of Inclusion. Inclusion of a Patent claim on the Excluded Claims List will constitute a binding determination that such Patent claim is an Excluded Claim, unless and until such Patent claim ceases to meet the Excluded Claim Criteria because of changed circumstances (such as, for example, the subsequent emergence or awareness of a practical use of an embodiment of such Patent claim in a commercial setting other than for an Excluded Lithography Technology).

                  2.5.3 Significance of Non-Inclusion. For purposes of clarification: (a) the Excluded Claims List will be deemed exemplary and will not constitute an exhaustive list of the Excluded Claims for any Excluded Lithography Technology nor will the failure to nominate a Patent claim for the list be deemed an admission that the claim is not an Excluded Claim; and (b) a Patent claim that does not appear on the Excluded Claims List will be an Excluded Claim if (and for so long as) it qualifies as an Excluded Claim pursuant to Sections 1.2.17 and 1.2.18, whether or not such Patent claim was in existence at the time of the creation of the Excluded Claims List.

                  2.5.4 Process for Removing Claims from Excluded Claims List. If a Party believes that a Patent claim, whether of such Party or of the other Party, that is included in the Excluded Claims List has ceased to meet the Excluded Claim Criteria because of changed circumstances as described in Section 2.5.2, such Party shall notify the other Party in writing of such belief and, subject to existing confidentiality obligations, the basis therefor. If the other Party agrees in writing that such Patent claim should no longer be included within the Excluded Patent Claims List, such Patent claim shall be deemed to be removed from the Excluded Claims List for all purposes hereunder. If the other Party does not so agree within thirty (30) days after its receipt of such notice,

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

the Parties shall, at the request of either Party, resolve the matter under the Arbitration Agreement.

            2.6 Inquiries as to Patents. In the event that a third party Sues a Party or its Subsidiary, or, in the event of Zeiss SMT being the inquiring Party, ASML or its Subsidiary, and alleges or asserts that such Party has infringed, or invites such Party to license, any one or more issued Patents of such third party, or if a Party is otherwise actively engaged in licensing negotiations with a third party with respect to any one or more issued Patents (each a "PATENT IN DISPUTE"), such Party may request that the other Party confirm whether each such Patent in Dispute is included within the Licensed Patents (whether as an Owned Patent, a Sublicensable Patent or a Licensable Co-Owned Patent) of such other Party hereunder (a "LICENSE INQUIRY"). License Inquiries shall be in writing and shall set forth the identity of the applicable third party and each Patent in Dispute. With respect to each License Inquiry, the responding Party will inform the inquiring Party (a) if the Patent in Dispute is a Licensed Patent of such responding Party, and (b) if so, the scope of the rights thereunder, if any, to grant and extend the licenses, immunities, and additional commitments granted and extended hereunder. If, after responding to any License Inquiry, the responding Party becomes aware of any inaccuracy in the response to a License Inquiry provided to the other Party, the responding Party will, as its sole obligation or liability for any such failure, promptly notify the other Party and provide a corrected response.

            2.7 Conversion of Class B Patents To Class A Patents.

                  2.7.1 At any time from the Effective Date until six (6) months after the end of the Agreement Term, each Party shall have the right to designate up to five (5) Convertible Patents of the other Party to be converted into Class A Patents, in which case such designated Convertible Patents, together with all Patents anywhere in the world that issue from or claim priority to either the application that issued as the designated Convertible Patent or any application or applications from which the designated Convertible Patent claims priority, including all counterparts (including foreign counterpart Patents), divisionals, continuations, continuations-in-part, reissues and results of re-examinations thereof ("RELATED PATENTS"), shall be deemed Class A Patents effective as of and retroactive to the Effective Application Date of such Convertible Patent (or, if earlier, the earliest Effective Application Date among the Related Patents thereof) for all purposes of this Agreement (including the respective licenses and immunities). For the avoidance of doubt, such retroactive effect shall also apply with respect to Related Patents that issue after such conversion.

                  2.7.2 Notwithstanding the period described in the first clause of Section 2.7.1, in the event a Party designates a Convertible Patent of the other Party to be converted into a Class A Patent (the "INITIALLY DESIGNATED PATENT") and the other Party is of the opinion that such Initially Designated Patent would, in whole or in part, not be a Licensed Patent of such other Party if it were a Class A Patent (e.g., because such Patent is not Owned or Sublicensable or to the extent it includes Excluded Claims), then such other Party shall promptly notify such first Party thereof. If the Parties agree that such Initially Designated Patent would not be a Licensed Patent of such other Party if

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

it were a Class A Patent, then such first Party shall have the right, within six
(6) months of such agreement, to designate another Convertible Patent (the "SUBSEQUENTLY DESIGNATED PATENT") to be converted into a Class A Patent in lieu of such Initially Designated Patent as to which Subsequently Designated Patent the Parties agree that it would be a Licensed Patent of such other Party if it were a Class A Patent. If the Parties do not so agree with respect to the Initially Designated Patent or the Subsequently Designated Patent, they shall resolve such dispute pursuant to the Arbitration Agreement. If it is determined in such arbitration that such Initially Designated Patent or Subsequently Designated Patent would not be a Licensed Patent of such other Party if it were a Class A Patent, then such first Party shall provide in such arbitration proceedings a list, in order of preference, of Convertible Patents to be converted into a Class A Patent in lieu of such Initially Designated Patent or Subsequently Designated Patent and the first of such Patents, if any, with respect to which it is determined in such arbitration proceedings that it would be a Licensed Patent of the other Party if it were a Class A Patent shall be finally converted into a Class A Patent pursuant to Section 2.7.1 in lieu of such Initially Designated Patent or Subsequently Designated Patent. If no Convertible Patent on such list is determined to meet such requirements, such Party may not convert any Convertible Patent into a Class A Patent in lieu of such Initially Designated Patent or Subsequently Designated Patent.

            2.8 Carl Zeiss Representations.

                  2.8.1 Representations. Carl Zeiss represents and warrants that either:

                  (a) Carl Zeiss and all of its Affiliates (other than Zeiss SMT and Schott Entities) either have assigned to Zeiss SMT, or have licensed to Zeiss SMT (with sufficient rights for Zeiss SMT to grant a sublicense to Nikon and its Subsidiaries of at least the same scope as set forth in Sections 2.3 and 3.2), all Carl Zeiss Affiliate Patents, in each case with sufficient rights for Zeiss SMT to grant Nikon and its Subsidiaries a release of all infringement committed prior to the effective date of such assignment or license; or

                  (b) at Nikon's reasonable written request, Carl Zeiss and its Affiliates (other than Zeiss SMT and Schott Entities) will either (at the election of Carl Zeiss) promptly assign to Zeiss SMT, or promptly license to Zeiss SMT (with sufficient rights for Zeiss SMT to grant a sublicense to Nikon and its Subsidiaries of at least the same scope as set forth in Sections 2.3 and 3.2), all Carl Zeiss Affiliate Patents, in each case with sufficient rights for Zeiss SMT to grant Nikon and its Subsidiaries a release of all infringement committed prior to the effective date of such assignment or license.

                  2.8.2 Patent Transfers/Licenses. With regard to any Carl Zeiss Affiliate Patent that does not qualify as a Zeiss Licensed Patent during any period of time on or before December 31, 2014, for any reason, Carl Zeiss or its Affiliate (other than Zeiss SMT and Schott Entities), as applicable, will, at Nikon's reasonable written request, either (at the election of Carl Zeiss) promptly assign such Carl Zeiss Affiliate Patent to Zeiss SMT, or promptly license such Carl Zeiss Affiliate Patent to Zeiss SMT

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(with sufficient rights for Zeiss SMT to grant a sublicense to Nikon and its
Subsidiaries of at least the same scope as set forth in Sections 2.3 and 3.2), in each case with sufficient rights for Zeiss SMT to grant Nikon and its Subsidiaries a release of all infringement committed prior to the effective date of such assignment or license. Promptly upon such assignment or license, Zeiss SMT shall grant Nikon and its Subsidiaries such a release in accordance with Sections 3.2 and 3.3 of the Nikon/Zeiss SMT Settlement Agreement.

                  2.8.3 No Royalties. Notwithstanding anything to the contrary in this Agreement (a) each Carl Zeiss Affiliate Patent that is licensed to Zeiss SMT will constitute a Sublicensable Zeiss Licensed Patent, regardless of whether the sublicense of such Carl Zeiss Affiliate Patent results in the payment of royalties or other payments to Carl Zeiss or any of its Affiliates (other than Schott Entities), and (b) in no event will Nikon or any of its Subsidiaries be obligated to pay directly or reimburse Zeiss SMT for any such royalties or other payments.

                  2.8.4 Meetings. Carl Zeiss shall meet and confer with Nikon promptly at Nikon's request to discuss and attempt to resolve amicably any claim brought by any Affiliate of Carl Zeiss (other than Schott Entities) against Nikon or any of its Subsidiaries for infringement (directly or indirectly) on account of the manufacture, use, sale, offer for sale, or import of any Licensed Product under any Patent that Nikon contends constitutes a Carl Zeiss Affiliate Patent

            2.9 Pre-Issuance Damages. To the extent, if any, that under applicable law a Party has or its Subsidiaries have a right to claim damages or seek other remedies with respect to activities of the other Party, its Subsidiaries, or its or their respective Covered Entities or third party suppliers making Licensed Products for such other Party as permitted under Sections 2.1 or 2.3, as applicable, occurring prior to the issuance of a Patent with respect to such Patent, each Party hereby waives and agrees not to assert such rights under Patents issuing after the License Term and having an Effective Application Date after December 31, 2002 and that would have been Licensed Patents of such Party had they issued prior to the end of the License Term, but only with respect to activities occurring prior to the end of the License Term that would have been licensed or immune from suit under this Agreement if such Patent were a Licensed Patent, and only for the period ending upon the end of the License Term.

            2.10 Restricted Patents.

                  2.10.1 Covenant Not to Sue.

                  (a) Each Party covenants, to the extent not precluded by contractual obligations that exist as of the Effective Date, that it shall not, and shall cause its Subsidiaries not to, and shall not grant consent to, or otherwise assist, encourage, or permit, any Co-Owner of any Restricted Patent to Sue the other Party or its Subsidiaries, or their respective third party suppliers making Licensed Products for such Party as permitted under Sections
2.1 or 2.3, as applicable, for direct or indirect infringement (including for inducement of infringement or contributory infringement) of any Restricted Patent (excluding any Excluded Claims thereof) based on activities that would

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

be covered by such Party's license under Sections 2.1, 2.2, or 2.3, as applicable, if such Restricted Patent were a Licensed Patent of such covenanting Party. Such covenant shall last perpetually (i) with respect to Class A Patents, and (ii) under Restricted Patents that are Class B Patents and Restricted Patents that would be Class C Patents if they were Owned by the covenanting Party, with respect to activities of the other Party occurring prior to the end of the License Term that would be covered by the other Party's license under Sections 2.1, 2.2, or 2.3, as applicable, if such Restricted Patents were Licensed Patents of the covenanting Party.

                  (b) Each Party covenants, to the extent not precluded by contractual obligations that exist as of the Effective Date, that Sections 3.1, 3.2, 3.3, 3.4, 4.2, and 4.3 shall apply to Restricted Patents to the same extent and in the same manner and the same time periods as if such Restricted Patents were Owned by such covenanting Party.

                  2.10.2 Consent to License. Subject to Section 2.10.3, each Party hereby grants its consent to a license to the other Party of the full scope of the licenses granted to such other Party under this Agreement under any Restricted Patent of such Party, provided, however, that such grant does not result in any payment obligations by such first Party to any Co-Owner of such Restricted Patent, other than payments relating to prosecution or maintenance of Patents.

                  2.10.3 No Obligation to Seek Consent. Notwithstanding anything to the contrary in this Agreement, neither Party shall have any obligation to seek or obtain consent from any Co-Owner of any Restricted Patent with respect to a grant of any license or immunity under such Restricted Patent.

                  2.10.4 No Circumvention. Neither Party nor its respective Subsidiaries shall make any sale, assignment, transfer, or other conveyance or transaction (i) with respect to any Lithography Patent that is a Licensed Patent Owned by such Party that would result in such Licensed Patent becoming a Restricted Patent, and (ii), solely during the Transition Period, with respect to any Lithography Patent that is a Class B Patent or a Class C Patent Owned by such Party that would result in such Lithography Patent becoming a Restricted Patent during the Transition Period.

            2.11 Excluded Nikon Patents.

                  2.11.1 Designation. Nikon shall be entitled to designate, from time to time and at any time, in a writing provided to ASML and Zeiss SMT, issued Eligible Nikon Patent Family Members to be included in the Excluded Nikon Patents, provided that (a) the total number of Excluded Nikon Patents shall not exceed, at any time, the total number of issued Schedule D Patent Family Members, and (b) the number of Excluded Nikon Patents issued in any one country shall not exceed, at any time, the number of Schedule D Patent Family Members issued in the same country, provided that, for purposes of the foregoing, the European Community and all of its member states shall collectively be deemed to constitute "one country." Nikon shall be entitled to designate issued Eligible Nikon Patent Family Members to be included within the Excluded Nikon

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

Patents in accordance with the foregoing, but Nikon shall not be entitled to subsequently change any such designation. For purposes of clarity, (i) no Eligible Nikon Patent Family Member shall be deemed to be an Excluded Nikon Patent unless and until such Patent is designated by Nikon as an Excluded Nikon Patent pursuant to and in accordance with this Section 2.11.1, and (ii) Nikon may pre-designate a Patent pursuant to the foregoing at any time, including, for example, Patent applications, provided that a Patent application shall not constitute an Excluded Nikon Patent unless and until a Patent or Patents issue from such application, at which time each such pre-designated issued Patent shall, as designated or, if not otherwise designated, in the order of issuance, and subject to the limitations set forth in subclauses (a) and (b) of this
Section 2.11.1, constitute an Excluded Nikon Patent.

                  2.11.2 No License. Subject to Section 2.11.3, nothing in this Agreement, nor the activities of the Parties under or in connection with this Agreement, including, without limitation, the sale of any Licensed Product, shall be construed to grant or otherwise convey or provide any right, license, immunity, or other defense, whether directly, by implication, estoppel, or otherwise, under any Excluded Nikon Patents to Zeiss SMT or its Subsidiaries or any third party acquiring Licensed Products or other products from Zeiss SMT or its Subsidiaries.

                  2.11.3 Schedule D Patents.

                  (a) When and if, and as long as, at least all claims other than Schedule D Omitted Claims of all Patents within any one Schedule D Patent Family either (a) become Owned or Sublicensable by ASML or its Subsidiaries, such that they are included within the ASML Licensed Patents, and/or (b) expire or are invalidated or abandoned, such that they are permanently not enforceable, then Nikon or ASML (as determined pursuant to Section 2.11.3(b) below) shall select one Eligible Nikon Patent Family (including all Eligible Nikon Patent Family Members therein), excluding any Excluded Claims of any such Patents, which (i) shall be deemed to be included within the Nikon Licensed Patents, retroactive to the Effective Application Date of such Patents, for all purposes hereunder (including the licenses, immunities and additional commitments granted or extended hereunder), and (ii) shall not be deemed to be, or designable as, Excluded Nikon Patents as long as at least all claims other than Schedule D Omitted Claims of all Patents within the corresponding Schedule D Patent and Schedule D Patent Family Members thereof remain (A) Owned or Sublicensable by ASML or its Subsidiaries or (B) subject to all the licenses, immunities, and additional commitments granted and extended by ASML and its Subsidiaries under the Nikon-ASML Patent Cross-License Agreement.

                  (b) On the first occasion that the condition set forth in
Section 2.11.3(a) above occurs with respect to any one Schedule D Patent Family, Nikon shall be entitled to select, and shall select, the first Eligible Nikon Patent Family to be included in the Nikon Licensed Patents as set forth in
Section 2.11.3(a). On the occasion that the condition set forth in Section 2.11.3(a) above occurs with respect to a second Schedule D Patent Family, ASML shall be entitled to select, and shall select, the second Eligible Nikon Patent Family to be included in the Nikon Licensed Patents as set forth in Section

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

2.11.3(a). Each of Nikon and ASML, as applicable, shall make the selection described in this Section 2.11.3(b) in a writing provided to Zeiss SMT no later than thirty (30) days following ASML's notification to Nikon and Zeiss SMT that the condition set forth in Section 2.11.3(a) has occurred. On the occasion that the condition set forth in Section 2.11.3(a) occurs with respect to the remaining Schedule D Patent Family, the remaining Eligible Nikon Patent Family shall automatically be included in the Nikon Licensed Patents as set forth in
Section 2.11.3(a).

                  (c) During the life of the Eligible Nikon Patent Family Members, except while such Patents are included in the Nikon Licensed Patents as provided under this Section 2.11.3, in which case Section 9.3 shall apply, Nikon shall, and shall ensure that its Subsidiaries shall, maintain all rights under each of the Eligible Nikon Patent Family Members necessary in order to grant to Zeiss SMT and its Subsidiaries the full scope of the licenses and immunities granted under Nikon Licensed Patents hereunder should such Eligible Nikon Patent Family Members be included in the Nikon Licensed Patents.

                  2.11.4 Consequences of Assertion. If Nikon or any of its Subsidiaries Sues ASML, Zeiss SMT, their respective Subsidiaries, or any of their respective vendors or Covered Entities, for direct or indirect infringement (including inducement of infringement or contributory infringement) of any Excluded Nikon Patent based on any activity that would be covered by a license or immunity under this Agreement if such Excluded Nikon Patent were included within the Nikon Licensed Patents, then Zeiss SMT shall have the right to terminate, (a) at any time after the end of the Withdrawal Period (as defined below), if applicable, or (b) if no Withdrawal Period is applicable, at any time thereafter, all of the licenses, immunities, and other commitments granted and extended by Zeiss SMT and its Subsidiaries to Nikon and its Subsidiaries and their respective Covered Entities, vendors, and Glass Suppliers under this Agreement (a "FULL RIGHTS TERMINATION") upon written notice to Nikon, provided, however, that Zeiss SMT shall have no right to initiate or effect such Full Rights Termination (i) in the cases expressly set forth in Section 2.11.5, or
(ii) if Nikon or its Subsidiary notifies Zeiss SMT in writing of the existence of such Suit and together with such notice provides to Zeiss SMT copies of the initial court filing made by Nikon or its Subsidiary in connection with such Suit within thirty (30) days of the filing of any legal action, and Nikon or its Subsidiary takes, within two (2) months after Nikon's or its Subsidiary's receipt of a written response by Zeiss SMT to such notice stating Zeiss SMT's good faith belief that such Suit is within the scope of this Section 2.11.4 and the reasons therefor (the "WITHDRAWAL PERIOD"), all actions required on its part to withdraw such Suit completely. Such Full Rights Termination shall have no effect on the licenses, immunities and other commitments granted or extended to Zeiss SMT, its Subsidiaries, Covered Entities, vendors and Glass Suppliers by Nikon and its Subsidiaries as set forth in this Agreement.

                  2.11.5 Defensive Assertion.

                  (a) No Termination for Nikon Defensive Suits. In the event that the Specified Entity or any of its Affiliates Sues Nikon or any of its Subsidiaries under any Schedule D Patent Family Member (a "SPECIFIED ENTITY SUIT"), then, subject to this

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

Section 2.11.5, Nikon and its Subsidiaries shall be permitted to Sue the Specified Entity or such Affiliate (a "NIKON DEFENSIVE SUIT"). The Nikon Defensive Suit shall be under an aggregate number of Excluded Nikon Patents that does not exceed the aggregate number of issued Schedule D Patent Family Members that are asserted by the Specified Entity and its Affiliates in the Specified Entity Suit. Section 2.11.4 shall not apply with respect to such Nikon Defensive Suit, and Zeiss SMT shall have no right to initiate or effect a Full Rights Termination on account of such Nikon Defensive Suit.

                  (b) Excess Assertion By Nikon. If Nikon asserts against the Specified Entity and/or its Affiliates in a Nikon Defensive Suit an aggregate number of Excluded Nikon Patents greater than the aggregate number of issued Schedule D Patent Family Members asserted by the Specified Entity and/or its Affiliates against Nikon and/or its Subsidiaries in such action (an "EXCESS ASSERTION"), then, if Nikon and/or its Subsidiaries fail to take all actions required on their part to withdraw their claims completely under such number of Excluded Nikon Patents as is required to eliminate the Excess Assertion within thirty (30) days from such Excess Assertion, ASML may, at its sole discretion upon written notice to Nikon and Zeiss SMT, designate any of the Excluded Nikon Patents asserted in such Nikon Defensive Suit as Nikon Licensed Patents, up to a number of Excluded Nikon Patents as required to eliminate the Excess Assertion, and any Excluded Nikon Patents that are so designated shall be deemed ab initio to be Nikon Licensed Patents for all purposes of this Agreement, including for purposes of the immunities and other commitments granted or extended by Nikon and its Subsidiaries under Sections 2.12, 3, and 4. In no event shall Zeiss SMT be entitled to initiate or effect a Full Rights Termination on account of any Excess Assertion.

                  (c) Specified Entity Assertion of Schedule D Omitted Claims. The Parties acknowledge that, because Schedule D Patent Family Members do not include Schedule D Omitted Claims, a Suit by the Specified Entity or its Affiliates in which only Schedule D Omitted Claims are asserted does not constitute a Specified Entity Suit hereunder, and does not give rise to Nikon's or its Subsidiaries' right to bring a Nikon Defensive Suit pursuant to Section 2.11.5(a). The Parties further acknowledge that it may be difficult to determine whether a Patent claim asserted in a Suit by the Specified Entity and/or its Affiliates is a Schedule D Omitted Claim. Accordingly, if the Specified Entity and/or its Affiliates assert any claim of any Schedule D Patent and/or any Patent claiming priority from a Schedule D Patent and/or any Patent from which a Schedule D Patent claims priority against Nikon and/or its Subsidiaries (a "SCHEDULE D SUIT"), and Nikon and/or its Subsidiaries subsequently Sue the Specified Entity and/or its Affiliates under Excluded Nikon Patents (a "SCHEDULE D RESPONSE"), such Schedule D Response by Nikon and/or its Subsidiaries shall not be grounds for a Full Rights Termination pursuant to Section 2.11.4. Instead, (A) if a Party believes that the Schedule D Suit is partly or solely based on Schedule D Omitted Claims, such Party shall notify the other Party of such belief, and if the Parties disagree as to whether such Schedule D Suit is partly or solely based on Schedule D Omitted Claims, the Parties shall resolve such dispute under the Arbitration Agreement including, if applicable, which of the Patent claims

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

asserted in such Schedule D Suit are Schedule D Omitted Claims, and (B) if it is determined in such arbitration procedure that all or some of the Patent claims asserted in the Schedule D Suit are Schedule D Omitted Claims, the consequences shall be as set forth in the following subclauses (i) and (ii) of this Section 2.11.5.

                  (i) If (A) it is determined in such arbitration that all Patent claims asserted by the Specified Entity or its Affiliates in such Schedule D Suit against Nikon or its Subsidiaries are Schedule D Omitted Claims, and (B) Nikon and its Subsidiaries fail to withdraw completely all Suits which assert any Excluded Nikon Patents against the Specified Entity and/or its Affiliates within thirty (30) days after such determination, then all Nikon Excluded Patents asserted by Nikon and/or its Subsidiaries in such Suit shall be deemed ab initio to be Nikon Licensed Patents for all purposes of this Agreement, including for purposes of the licenses granted to Zeiss SMT and its Subsidiaries under Sections 2.1 and 2.2 and the immunities and other commitments granted or extended by Nikon and its Subsidiaries under Sections 2.12, 3, and 4. In no event shall Zeiss SMT be entitled to initiate or effect a Full Rights Termination on account of any such Suit and/or failure to withdraw.

                  (ii) If it is determined in such arbitration procedure that some but not all Patent claims asserted by the Specified Entity and/or its Affiliates in the Specified Entity Action are Schedule D Omitted Claims, then
Section 2.11.5(a) or 2.11.5(b), as applicable, shall apply, it being understood that, if the Specified Entity and/or its Affiliates asserted any claim of a Schedule D Patent Family Member other than a claim that has been determined in an arbitration procedure pursuant to this Section 2.11.5(c), or agreed by the Parties in writing, to be a Schedule D Omitted Claim, such Schedule D Patent Family Member shall be counted as a Schedule D Patent Family Member asserted by the Specified Entity and/or its Affiliates for purposes of determining the number of Nikon Excluded Patents that may be asserted in any Nikon Defensive Suit in accordance with Section 2.11.5(a).

            2.12 Transition Period Covenants and Limitation of Remedies.

                  2.12.1 Covenant Not To Sue During Transition Period. Each Party covenants that, during the Transition Period, it shall not, and shall cause its Subsidiaries not to (such Party and its Subsidiaries being referred to as the "NON-ASSERTING PARTY"), Sue the other Party or its Subsidiaries, or their respective third party suppliers making Licensed Products for such Party as permitted under Sections 2.1 or 2.3, as applicable (as applicable, the "DEFENDANT PARTY"), for direct or indirect infringement (including for inducement of infringement or contributory infringement) of any (i) Class B Patents that were Licensed Patents of the Non-Asserting Party prior to the end of the License Term, (ii) Class C Patents Owned or Sublicensable by the Non-Asserting Party, or (iii), to the extent not precluded by contractual obligations that exist as of the Effective Date, Restricted Patents of the Non-Asserting Party, excluding, in each case, any Excluded Claims thereof and, in each case, based on (a) the Defendant Party's activities that would be covered by the Defendant Party's license under Sections 2.1 or 2.3, as applicable, if such Class B Patents, Class C Patents, or Restricted Patents were Licensed Patents (collectively "LITHOGRAPHY ACTIVITIES"), but solely with respect to Lithography Activities that occur during the Transition Period, or
(b) activities of Covered Entities of the Defendant Party to the extent such activities are within the scope of the immunities

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granted by the Non-Asserting Party under this Agreement.

                  2.12.2 Limitation of Remedies As To Transition Period. Nothing in Section 2.10 or in this Section 2.12 shall constitute any restriction or limitation on the Non-Asserting Party's right and ability (a) to Sue the Defendant Party at any time after the Transition Period, or (b) to seek, after the Transition Period, any remedies with respect to any activities occurring during the Transition Period (including, without limitation, Lithography Activities), provided, however, that with respect to Lithography Activities occurring during the Transition Period, and only to the extent such Lithography Activities occur during the Transition Period, such remedies shall be limited to damages in the form of a reasonable royalty not to exceed *** percent (***%) of the Net Selling Price of the applicable Licensed Products.

                  2.12.3 No Other Rights. Nothing in this Section 2.12 shall be construed to grant or otherwise convey or provide any right or license under any Patents, whether directly, by implication, estoppel, or otherwise. Nothing in this Section 2.12, nor the Parties' or their Subsidiaries' conduct pursuant hereto, shall give rise to any defense, claim, or counterclaim, including based on laches or equitable estoppel, based on the failure of a Party or its Subsidiaries to bring Suit or otherwise assert a claim during the Transition Period where such Party or its Subsidiaries could not have brought such Suit or assert such claim in accordance with this Section 2.12, and the Defendant Party hereby expressly waives any such defense, claim, or counterclaim.

3.    CERTAIN IMMUNITIES

            3.1 Immunity for Zeiss Products.

                  3.1.1 The rights granted to Zeiss SMT and its Subsidiaries in
Section 2.1 shall include immunity as set forth in this Section 3.1 under the Nikon Licensed Patents and the Class C Patents Owned or Sublicensable by Nikon or its Subsidiaries for the Covered Entities of Zeiss SMT and its Subsidiaries for such Covered Entities' use, importation, offer for sale, sale, lease, and other distribution or conveyance of Zeiss Licensed Products made, had made, sold, offered for sale, leased, imported or otherwise conveyed by or for Zeiss SMT or its Subsidiaries pursuant to the license granted in Section 2.1. Such immunity means that Nikon shall not, and shall cause its Subsidiaries not to, Sue any Covered Entity of Zeiss SMT or its Subsidiaries for direct or indirect infringement (including for inducement of infringement or contributory infringement) based on such Covered Entities' use, importation, offer for sale, sale, lease, and other distribution or conveyance of such Zeiss Licensed Product
(a) at any time under any Class A Patents that are Nikon Licensed Patents, regardless of when such Zeiss Licensed Product was first sold, leased, or otherwise distributed or conveyed by Zeiss SMT or its Subsidiaries, (b) at any time under Class B Patents that are at any time Nikon Licensed Patents with respect to Zeiss Licensed Products that were first sold, leased, or otherwise distributed or conveyed by Zeiss SMT or its Subsidiaries prior to or during the License Term or the Transition Period, and (c) at any time under Class C Patents enforceable by Nikon or its Subsidiaries with respect to Zeiss Licensed Products that were first sold, leased, or otherwise distributed or conveyed by Zeiss SMT or its

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

Subsidiaries prior to or during the License Term or the Transition Period.

                  3.1.2 Notwithstanding anything to the contrary in this Agreement, the immunity described in subclauses (b) and (c) of Section 3.1.1 is expressly conditioned upon the applicable Covered Entity not Suing Nikon or any of its Subsidiaries for Patent infringement with respect to Lithography Equipment or any activities relating thereto (including the manufacture, use, sale, offer for sale, or import of Lithography Equipment and any other activities described in Section 2.3 hereof), and upon any such Suit such immunity shall retroactively be null and void and of no effect with respect to such Covered Entity, and Nikon and its Subsidiaries shall be entitled to seek any remedies against such Covered Entity available under applicable Law, including with respect to past activities, but only if Nikon has notified Zeiss SMT of the existence of such Suit and the Covered Entity has not taken all actions required on its part to withdraw such Suit completely within two (2) months after such notification. No Suit by Nikon or its Subsidiaries against such Covered Entity prior to any such withdrawal shall constitute a breach of this Section 3.1 by Nikon or its Subsidiaries as long as Nikon or its Subsidiaries take all actions required on their part to withdraw such Suit completely within two (2) months after the Covered Entity has taken all actions required on its part to withdraw its Suit completely.

            3.2 Immunity for Nikon Products.

                  3.2.1 Subject to Section 3.3, the rights granted to Nikon and its Subsidiaries in Section 2.3 shall include immunity as set forth herein under the Zeiss Licensed Patents and the Class C Patents Owned or Sublicensable by Zeiss SMT or its Subsidiaries for the Covered Entities of Nikon and its Subsidiaries for such Covered Entities' use, importation, offer for sale, sale, lease, and other distribution or conveyance of Nikon Licensed Products made, had made, sold, offered for sale, leased, imported or otherwise conveyed by or for Nikon or its Subsidiaries pursuant to the license granted in Section 2.3. Such immunity means that Zeiss SMT shall not, and shall cause its Subsidiaries not to, Sue any Covered Entity of Nikon or its Subsidiaries for direct or indirect infringement (including for inducement of infringement or contributory infringement) based on such Covered Entities' use, importation, offer for sale, sale, lease, and other distribution or conveyance of such Nikon Licensed Product
(a) at any time under any Class A Patents that are Zeiss Licensed Patents, regardless of when such Nikon Licensed Product was first sold, leased, or otherwise distributed or conveyed by Nikon or its Subsidiaries, (b) at any time under Class B Patents that are at any time Zeiss Licensed Patents with respect to Nikon Licensed Products that were first sold, leased, or otherwise distributed or conveyed by Nikon or its Subsidiaries prior to or during the License Term or the Transition Period, and (c) at any time under Class C Patents enforceable by Zeiss SMT or its Subsidiaries with respect to Nikon Licensed Products that were first sold, leased, or otherwise distributed or conveyed by Nikon or its Subsidiaries prior to or during the License Term or the Transition Period.

                  3.2.2 Notwithstanding anything to the contrary in this Agreement, the immunity described in subclauses (b) and (c) of Section 3.2.1 is expressly conditioned upon the applicable Covered Entity not Suing Zeiss SMT or any of its

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

Subsidiaries for Patent infringement with respect to Lithography Equipment or any activities relating thereto (including the manufacture, use, sale, offer for sale, or import of Lithography Equipment and any other activities described in
Section 2.1 hereof), and upon any such Suit such immunity shall retroactively be null and void and of no effect with respect to such Covered Entity, and Zeiss SMT and its Subsidiaries shall be entitled to seek any remedies available against such Covered Entity under applicable Law, including with respect to past activities, but only if Zeiss SMT has notified Nikon of the existence of such Suit and the Covered Entity has not taken all actions required on its part to withdraw such Suit completely within two (2) months after such notification. No Suit by Zeiss SMT or its Subsidiaries against such Covered Entity prior to any such withdrawal shall constitute a breach of this Section 3.2 by Zeiss SMT or its Subsidiaries as long as Zeiss SMT or its Subsidiaries take all actions required on their part to withdraw such Suit completely within two (2) months after the Covered Entity has taken all actions required on its part to withdraw its Suit completely.

            3.3 Limitation on Immunities. The immunity granted in Section 3.2 shall not apply to Nikon Stand-Alone Optical Components that are made, had made, sold, offered for sale, leased, imported or otherwise conveyed by Nikon (a) during the period of time (if any) in which Nikon's license rights have been narrowed prospectively to exclude the right to sell Nikon Stand-Alone Optical Components, or (b) after such prospective exclusion of the right to sell Nikon Stand-Alone Optical Components has become permanent, in each case as set forth in Section 2.4.3.

            3.4 Excluded Glass Products Claims.

                  3.4.1 Neither Party will Sue the other Party or its Subsidiaries, or any of its or their respective Covered Entities, for direct or indirect infringement (including for inducement of infringement or contributory infringement) based on such Party's or its Subsidiaries', or any of their respective Covered Entities' use, importation, offer for sale, sale, lease, and other distribution or conveyance of Licensed Products of the other Party, (i) at any time under any Excluded Claims described in Section 1.2.17(c) that would have constituted Class A Patents and Licensed Patents of such first Party but for the application of Section 1.2.17(c), regardless of when such Licensed Products were first sold, leased, or otherwise distributed or conveyed by the other Party or its Subsidiaries, (ii) with respect to Licensed Products that were first sold, leased, or otherwise distributed or conveyed by the other Party or its Subsidiaries prior to or during the License Term or the Transition Period, at any time under any Excluded Claims described in Section 1.2.17(c) that would have constituted Class B Patents and Licensed Patents of such first Party but for the application of Section 1.2.17(c), and (iii) with respect to Licensed Products that were first sold, leased, or otherwise distributed or conveyed by the other Party or its Subsidiaries prior to or during the License Term or the Transition Period, at any time under any claims of Patents having an Effective Application Date after December 31, 2002 and issuing during the Transition Period that are Excluded Claims described in Section 1.2.17(c) and that would have constituted Licensed Patents of such Party but for the application of Section 1.2.17(c) had such Patents issued during the License Term (the claims described in (ii) and (iii) of the foregoing being "TRANSITION PERIOD CLAIMS"). For the avoidance of doubt, the foregoing

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

sentence shall not apply to Glass Suppliers of the other Party or its Subsidiaries.

                  3.4.2 Notwithstanding anything to the contrary in this Agreement, the immunity pursuant to Section 3.4.1 under Transition Period Claims is expressly conditioned upon the applicable Covered Entity not Suing the applicable Party or any of its Subsidiaries for Patent infringement, and upon any such Suit such immunity shall retroactively be null and void and of no effect with respect to such Covered Entity and the applicable Party and its Subsidiaries shall be entitled to seek any remedies available, including with respect to past activities, but only if such Party has notified the other Party of the existence of such Suit and the Covered Entity has not taken all actions required on its part to withdraw such Suit completely within two (2) months after such notification. No Suit by such Party or its Subsidiaries of such Covered Entity prior to any such withdrawal shall constitute a breach of this
Section 3.4 by such Party or its Subsidiaries as long as such Party or its Subsidiaries take all actions required on their part to withdraw such Suit completely within two (2) months after the Covered Entity has taken all actions required on its part to withdraw its Suit completely.

4.    ADDITIONAL COMMITMENTS

            4.1 Opposition Proceedings. Neither Party ("OPPOSING PARTY") nor its Subsidiaries will present arguments, or request, encourage or assist any designee, agent, or nominee or other strawman to present arguments, in any opposition proceedings (which, for clarity, include reexaminations but do not include interference proceedings) (i) directed against any claim of any Class A Patent of the other Party or any of its Subsidiaries, to the extent that such claim only covers subject matter that falls within the definition of the Licensed Products of the Opposing Party, or (ii) to the extent that the other Party covenants to the Opposing Party, in a form binding on the other Party and its Subsidiaries and assigns, that it will never contend against the Opposing Party or its Subsidiaries or their respective vendors, direct and indirect resellers, distributors, users and other customers that such claim covers subject matter that falls outside the definition of the Licensed Products of the Opposing Party. Each Party shall have the right, but not the obligation, at any time to provide the other Party with written notice identifying Subsidiaries of such Party. If an Opposing Party presents arguments, or requests, encourages or assists any designee, agent, or nominee or other strawman to present arguments, in any opposition proceeding against a Subsidiary of the other Party that does not do business under a name including the name of the other Party and has not previously been identified in writing to the Opposing Party, or that the Opposing Party does not actually know to be a Subsidiary of the other Party, then such presentation, request, encouragement or assistance shall not be deemed to be a breach of this Section 4.1, provided that, upon receipt of written notice from the other Party of such Subsidiary relationship, such Opposing Party shall promptly withdraw from such opposition proceeding.

            4.2 Glass Product Suppliers.

                  4.2.1 No Injunction. Subject to Section 4.2.4, a Party and its Subsidiaries (collectively the "ASSERTING PARTY") will not seek or obtain an injunction, restraint or other form of prohibitive order enjoining the supply of Excluded Glass Products to the other Party or its Subsidiaries on the basis that such Excluded Glass Products infringe, directly or indirectly, the Patents of the Asserting Party. Subject to Section 4.2.4, the foregoing covenant and the provisions of Section 4.2.2 shall last (i) perpetually under Class A Patents of the Asserting Party, and (ii) until the end of the Agreement Term under Class B Patents of the Asserting Party and under any patents that would have constituted Class C Patents of the Asserting Party but for the application of Section 1.2.17(c) (each such period, as applicable, the "GLASS RESTRICTION PERIOD").

                  4.2.2 Payment of Glass Excess Payment.

                  (a) If, during the applicable Glass Restriction Period the Asserting Party asserts or seeks to assert any applicable Patents against a third party with respect to the supply of Excluded Glass Products by such third party (a "GLASS SUPPLIER") to the other Party (the "PURCHASING PARTY"), then, with regard to all Covered Excluded Glass Products, the Asserting Party shall pay any Glass Excess Payment to the Purchasing Party as set forth in Section 4.2.3.

                  (b) For purposes of this Section 4.2:

                  (i) "COVERED EXCLUDED GLASS PRODUCTS" means Excluded Glass Products that are (A) covered by a license under the Asserting Party's Patents, or (B) the subject of a damages award for infringement of the Asserting Party's Patents.

                  (ii) "GLASS EXCESS PAYMENT" means the portion of Attributable Glass Proceeds, if any, that exceeds an amount equal to *** percent (***%) of the Purchasing Party's Glass Product Expenses in any calendar year. By way of example, if the Attributable Glass Proceeds in any calendar year are $*** and the Glass Product Expenses for such calendar year are $***, then the Glass Excess Payment payable by the Asserting Party, to the other Party in respect of such calendar year shall be such portion of $*** that exceeds ***% of $*** ($***, i.e., $*** in total. In no event shall the Purchasing Party be required to pay any amount to the Asserting Party under this Section 4.2, even if in any calendar year the Attributable Glass Proceeds are less than *** percent (***%) of the Purchasing Party's Glass Product Expenses.

                  (iii) "GLASS PRODUCT EXPENSES" means the aggregate amount paid by the Purchasing Party and its Subsidiaries to the Glass Supplier for Covered Excluded Glass Products purchased by the Purchasing Party from the Glass Supplier in the applicable calendar year.

                  (iv) "ATTRIBUTABLE GLASS PROCEEDS" means the sum of the following received with respect to any one calendar year: (A) Running Royalty Payments based on sales of Covered Excluded Glass Products to the Purchasing Party in such calendar year, (B) Allocable Amortized Lump-Sum Payments allocable to such calendar year, and (C) Allocable Damages that are attributable to sales of Covered Excluded Glass Products to the Purchasing Party in such calendar year.

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

                  (v) "RUNNING ROYALTY PAYMENTS" means running royalty payments made by the Glass Supplier to the Asserting Party under an applicable license agreement the amounts of which are based on sales by the Glass Supplier of Covered Excluded Glass Products in any calendar year. "Running Royalty Payments" excludes any other payments, such as, for example, up-front license fees, annual license fees, or other lump sum payments or payments other than variable payments based on sales of Covered Excluded Glass Products.

                  (vi) "LUMP-SUM PAYMENTS" means up-front or lump-sum license fees paid by the Glass Supplier to the Asserting Party (e.g., annual license fees, but excluding, in any event, Running Royalty Payments) in consideration of, and to the extent reasonably attributable to, the grant of license rights by the Asserting Party to the Glass Supplier, under the Asserting Party's Patents covering Covered Excluded Glass Products, to make and sell Covered Excluded Glass Products. For the avoidance of doubt, if, under the applicable license agreement, the Asserting Party grants any rights, or provides any consideration, other than only the right to manufacture and sell Covered Excluded Glass Products, only such portion of any up-front or recurring lump-sum license fees shall be taken into account, for purposes of calculating Lump-Sum Payments, that is reasonably attributable to the grant of the right to manufacture and sell Covered Excluded Glass Products (but not any portion of such license fees that is reasonably attributable to other rights granted, or other consideration provided, to the Glass Supplier under such license agreement).

                  (vii) "ALLOCABLE DAMAGES" means the positive difference, if any, between (A) such portion, if any, of damages finally assessed against the Glass Supplier, and paid (including by way of setoff) to the Asserting Party, for infringement of the Asserting Party's Patents based on the Glass Supplier's sale of Covered Excluded Glass Products that is attributable to sales of Covered Excluded Glass Products by the Glass Supplier to the Purchasing Party; the ratio of such portion to the total damages finally assessed against the Glass Supplier, and paid (including by way of setoff) to the Asserting Party, for infringement of the Asserting Party's Patents based on the Glass Supplier's sale of Covered Excluded Glass Products being referred to as the "FRACTION", minus
(B) the Fraction multiplied by the amount of damages, if any, finally assessed against the Asserting Party in the same lawsuit, cause, or action, or in a lawsuit pending at the same time, and paid (including by way of setoff) to the Glass Supplier, for infringement of the Glass Supplier's Patents based on the Asserting Party's sales of Excluded Glass Products.

                  (viii) "AMORTIZED LUMP-SUM PAYMENTS" means the applicable portion of Lump-Sum Payments when such Lump-Sum Payments are amortized on a straight line basis over the applicable Amortization Period.

                  (ix) "AMORTIZATION PERIOD" means, (A) with respect to up-front license fees, the shorter of (I) a period of six (6) years from the payment date of such up-front license fee, or (II) the initial term of the applicable license agreement, and (B) with respect to any recurring lump-sum license fees, the applicable period for which such recurring lump-sum license fee is made under the applicable license agreement (e.g., one year in case of an annual license fee).

                  (x) "ALLOCABLE AMORTIZED LUMP-SUM PAYMENTS" means such portion of the Amortized Lump-Sum Payment, if any, that is attributable to sales of Covered Excluded Glass Products by the Glass Supplier to the Purchasing Party in the applicable calendar year.

                  (c) For purposes of clarification, nothing in this Section 4.2 or any other provision of this Agreement shall constitute, or shall be deemed to constitute, a restriction on the amount of any payments that may be sought by or payable to the Asserting Party or any of its Subsidiaries from a Glass Supplier, whether on account of Excluded Glass Products supplied to the Purchasing Party or otherwise.

                  4.2.3 Payments and Records. The payments, if any, owed to the Purchasing Party pursuant to Section 4.2.2 by the Asserting Party shall be made annually within ninety (90) days following the last day of each calendar year of the Agreement Term. The Parties agree to keep full and accurate books and records setting forth in reasonable detail the Attributable Glass Proceeds, the Glass Product Expenses, and the calculation of the Glass Excess Payment. The Purchasing Party shall report its Glass Product Expenses, if any, to the Asserting Party no later than thirty (30) days following the last day of each calendar year of the Agreement Term. In the event that the Asserting Party receives in any one calendar year (the "CURRENT YEAR") any Attributable Glass Proceeds based on sales in, or otherwise attributable or allocable to, any previous calendar year(s) ("PREVIOUS YEAR(S)"), the Asserting Party will notify the Purchasing Party thereof within thirty (30) days following the last day of such Current Year and the Purchasing Party may then, unless previously reported, report its Glass Product Expenses for such Previous Year(s) to the Asserting Party within ninety (90) days following the last day of such Current Year. The Asserting Party will then calculate or recalculate the Glass Excess Payment, if any, for such Previous Year(s) and submit its report relating thereto within one hundred twenty (120) days following the last day of the Current Year, together with the payment of any Glass Excess Payment owed and not previously paid for such Previous Year(s).

                  4.2.4 Defensive Actions. The provisions of Sections 4.2.1 through 4.2.3 will be suspended, and during such suspension shall cease to bind the Asserting Party with respect to (but only with respect to) any Glass Supplier or any of its Subsidiaries if such Glass Supplier or any of its Subsidiaries seeks an injunction, restraint or other form of prohibitive order from any Government Authority against the Asserting Party on the basis that the Asserting Party or any of its products or services allegedly infringes, directly or indirectly, the Patents of such Glass Supplier ("GLASS PROCEEDINGS") prior to any Suit by the Asserting Party against such Glass Supplier. Such suspension shall last as long as such Glass Proceedings are not Finally Resolved. Upon Final Resolution of such Glass Proceedings, the provisions of Sections 4.2.1 through 4.2.3 shall (i) be again effective from and after such Final Resolution, if such Glass Proceedings are Finally Resolved by either an amicable settlement between the Asserting Party and the Glass Supplier or a withdrawal of all such Glass Proceedings by the Glass Supplier, and (ii) terminate and permanently cease to bind the Asserting Party with respect to such

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

Glass Supplier in all other cases. Upon termination or during any suspension of the provisions of Sections 4.2.1 through 4.2.3 the Asserting Party shall be entitled to seek any remedies available, including with respect to past activities.

            4.3   Special Mask Technology.

                  4.3.1 Definitions. For purposes of this Section 4.3:

                  (a) "EXCLUDED SPECIAL MASK CLAIM" means an Excluded Claim that is described in Section 1.2.17(d);

                  (b) "CLASS A EXCLUDED SPECIAL MASK CLAIM" means an Excluded Special Mask Claim that would have been included in a Class A Patent within the Licensed Patents of a Party or its Subsidiaries (collectively, the "Licensor Party") but for the application of Section 1.2.17(d).

                  (c) "CLASS B EXCLUDED SPECIAL MASK CLAIM" means an Excluded Special Mask Claim that would have been included in a Class B Patent within the Licensed Patents of a Licensor Party but for the application of Section 1.2.17(d).

                  (d) "CLASS C EXCLUDED SPECIAL MASK CLAIM" means an Excluded Special Mask Claim that is included in a Patent Owned or Sublicensable by a Licensor Party having an Effective Application Date after December 31, 2002 and issuing during the Transition Period.

                  4.3.2 Limited Party Immunity. The Licensor Party will not Sue the other Party or its Subsidiaries (collectively, the "OTHER PARTY") at any time, during or after the Agreement Term:

                  (a) for direct or indirect infringement (including contributory infringement and inducement to infringe) of any Class A Excluded Special Mask Claim based on (i) activities of the Other Party occurring at any time before, during or after the Agreement Term that would be covered by the Other Party's license under Sections 2.1 or 2.3, as applicable, if such Class A Excluded Special Mask Claim were a licensed claim within a Licensed Patent, or
(ii) a Covered Entity's use, import, repair, offer for sale, sale, lease, and other distribution or conveyance at any time before, during or after the Agreement Term of Licensed Products that were first sold, leased, or otherwise distributed or conveyed by the Other Party at any time before, during or after the Agreement Term and the sale, lease, or other distribution or conveyance of which by the Other Party would be covered by the Other Party's or its Subsidiaries' license under Sections 2.1 or 2.3, as applicable, if such Class A Excluded Special Mask Claim were a licensed claim within a Licensed Patent.

                  (b) for direct or indirect infringement (including contributory infringement and inducement to infringe) of any Class B Excluded Special Mask Claim or Class C Excluded Special Mask Claim based on either (i) any activities of the Other Party occurring at any time before or during (but not after) the Agreement Term that would be covered by the Other Party's license under Sections 2.1 or 2.3, as applicable, if such Class B Excluded Special Mask Claim or Class C Excluded Special Mask Claim, as applicable, were a licensed claim within a Licensed Patent, or (ii) a Covered Entity's use, import, repair, offer for sale, sale, lease, and other distribution or conveyance at any time before, during or after the Agreement Term of Licensed Products that were first sold, leased, or otherwise distributed or conveyed by the Other Party at any time before or during (but not after) the Agreement Term and the sale, lease, or other distribution or conveyance of which by the Other Party or its Subsidiaries would be covered by the Other Party's or its Subsidiaries' license under Sections 2.1 or 2.3, as applicable, if such Class B Excluded Special Mask Claim or Class C Excluded Special Mask Claim were a licensed claim within a Licensed Patent.

                  4.3.3 Limited Covered Entity Immunity. Subject to Section 4.3.4, the Licensor Party will not Sue any Covered Entity of the Other Party:

                  (a) at any time during or after the Agreement Term, for direct or indirect infringement (including contributory infringement and inducement to infringe) of any Class A Excluded Special Mask Claim based on such Covered Entity's use, import, repair, offer for sale, sale, lease, and other distribution or conveyance at any time before, during or after the Agreement Term of Licensed Products that were first sold, leased, or otherwise distributed or conveyed by the Other Party at any time before, during or after the Agreement Term and the sale, lease, or other distribution or conveyance of which by the Other Party or its Subsidiaries would be covered by the Other Party's or its Subsidiaries' license under Sections 2.1 or 2.3, as applicable, if such Class A Excluded Special Mask Claim were a licensed claim within a Licensed Patent;

                  (b) at any time, during or after the Agreement Term, for direct or indirect infringement (including contributory infringement and inducement to infringe) of any Class B Excluded Special Mask Claim or Class C Excluded Special Mask Claim based on such Covered Entity's use, import, repair, offer for sale, sale, lease, and other distribution or conveyance at any time before, during or after the Agreement Term of Licensed Products that were first sold, leased, or otherwise distributed or conveyed by the Other Party or its Subsidiaries at any time before or during (but not after) the License Term and the sale, lease, or other distribution or conveyance of which by the Other Party or its Subsidiaries would be covered by the Other Party's or its Subsidiaries' license under Sections 2.1 or 2.3, as applicable, if such Class B Excluded Special Mask Claim or Class C Excluded Special Mask Claim were a licensed claim within a Licensed Patent; and

                  (c) during the Transition Period, for direct or indirect infringement (including contributory infringement and inducement to infringe) of any Class B Excluded Special Mask Claim or Class C Excluded Special Mask Claim based on such Covered Entity's use, import, repair, offer for sale, sale, lease, and other distribution or conveyance at any time prior to the end of the Transition Period of Licensed Products that were first sold, leased, or otherwise distributed or conveyed by the Other Party at any time prior to or during (but not after) the Transition Period and the sale, lease, or other distribution or conveyance of which by the Other Party or its Subsidiaries would be covered by the Other Party's or its Subsidiaries' license under

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

Sections 2.1 or 2.3, as applicable, if such Class B Excluded Special Mask Claim or Class C Excluded Special Mask Claim were a licensed claim within a Licensed Patent.

                  4.3.4 Limitation of Certain Remedies Against Covered Entities as to Transition Period. Nothing in this Agreement (including, without limitation, Section 4.3.3(c) above) shall constitute any restriction or limitation on the Licensor Party's right and ability to Sue, after the end of the Transition Period, any Covered Entity of the Other Party for direct or indirect infringement (including contributory infringement and inducement to infringe) of any Class B Excluded Special Mask Claim or Class C Excluded Special Mask Claim based on such Covered Entity's use, import, repair, offer for sale, sale, lease, and other distribution or conveyance at any time prior to the end of the Transition Period of Licensed Products that were first sold, leased, or otherwise distributed or conveyed by the Other Party at any time after the end of the License Term; provided, however, that with respect to Licensed Products that were first sold, leased, or otherwise distributed or conveyed by the Other Party during the Transition Period, the Licensor Party's remedies in any such action against any Covered Entity of such Other Party shall be limited to damages in the form of a reasonable royalty not to exceed *** percent (***%) of the Net Selling Price of all applicable Licensed Products.

                  4.3.5 Defensive Actions. Notwithstanding anything to the contrary in this Agreement, the immunity described in Section 4.3.3 and the application of Section 4.3.4 are expressly conditioned upon the applicable Covered Entity not Suing the Licensor Party for Patent infringement, and upon any such Suit such immunity shall retroactively be null and void and of no effect with respect to such Covered Entity, and the Licensor Party shall be entitled to seek any remedies available against such Covered Entity under applicable Law, including with respect to past activities, but only if the Licensor Party has notified the Other Party of the existence of such Suit and the Covered Entity has not taken all actions required on its part to withdraw such Suit completely within two (2) months after such notification. No Suit by the Licensor Party against such Covered Entity prior to any such withdrawal shall constitute a breach of this Section by the Licensor Party as long as the Licensor Party takes all actions required on its part to withdraw such Suit completely within two (2) months after the Covered Entity has taken all actions required on its part to withdraw its Suit completely.

5.    PAYMENTS.

            5.1 Payments. Zeiss SMT or, upon prior written request by Zeiss SMT and subject to Nikon's prior written consent, which consent shall not be unreasonably withheld, any Subsidiary of Zeiss SMT, shall pay to Nikon the aggregate sum of Fifty-Eight Million U.S. Dollars (US$ 58,000,000), to be payable in the following installments ("PAYMENTS"):

                  (a) Forty Million U.S. Dollars (US$ 40,000,000) on the Effective Date, receipt of which amount is hereby acknowledged by Nikon;

                  (b) Six Million U.S. Dollars (US$ 6,000,000) due on the first

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

anniversary of the Effective Date

                  (c) Six Million U.S. Dollars (US$ 6,000,000) due on the second anniversary of the Effective Date; and

                  (d) Six Million U.S. Dollars (US$ 6,000,000) due on the third anniversary of the Effective Date.

            5.2 Taxes. All Payments shall be paid such that, after deduction or withholding of any taxes or other amounts due on such Payments (not including income taxes owed by Nikon) (collectively, "WITHHOLDINGS"), Nikon receives the entire amounts of such Payments as if no Withholdings had been required. Nikon will promptly, as part of its applicable tax filings, apply for Japanese tax credits and German tax refunds on such Withholdings, and shall reasonably promptly pay to Zeiss SMT any and all credits, offsets, or refunds based on the Withholdings it receives from the applicable tax authorities, provided, however, that upon loss by Nikon of any refund, offset or credit previously refunded to Zeiss SMT, Zeiss SMT will promptly refund to Nikon the amount of such refund, offset, or credit previously refunded to Zeiss SMT to the extent of the loss by Nikon of such refund, offset, or credit. The Parties shall reasonably assist each other in addressing any taxation issues arising from this Agreement including by providing the other Party with necessary documentation from local and/or national tax authorities, and using reasonable efforts to obtain any refunds from any applicable national tax authorities based on Withholdings.

            5.3   German RWHT.

                  5.3.1 Refunds. Zeiss SMT will also pay any German RWHT resulting from any Payments. Nikon will refund to Zeiss SMT any German RWHT paid by Zeiss SMT for any Payments to the extent Nikon receives a refund, offset, or credit based thereon or attributable thereto, including as follows:

                  (a) Nikon shall (i) use fair and commercially reasonable efforts to obtain, and to assist Zeiss SMT in obtaining, all applicable refunds, offsets, and credits from the German tax authorities of German RWHT related to a certain Payment and/or this Agreement, where such refund, offset, or credit is the difference between the German RWHT at the statutory rate and the reduced treaty rate pursuant to the applicable German - Japanese Treaty for the avoidance of Double Taxation, and (ii) promptly upon receiving or otherwise obtaining the benefit of any such refund, offset, or credit, pay the full amount of such refund, offset, or credit to Zeiss SMT.

                  (b) Nikon shall (i) use fair and commercially reasonable efforts (without loss of otherwise available tax credits, deductions or offsets; provided, however, that any credits, deductions, or offsets related to German RWHT payments made by Zeiss SMT for any Payments and/or this Agreement will be treated in a non-discriminatory manner with respect to other of Nikon's credits, deductions, or offsets, including by applying first-in, first-out considerations for the application of such credits, deductions, and offsets and taking advantage of all applicable carry-forward provisions) to offset the

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

German RWHT related to a certain Payment or this Agreement against its applicable Japanese taxes, (ii) promptly upon receiving or otherwise obtaining the benefit of any such refund, offset, or credit, pay the full amount of such refund, offset, or credit to Zeiss SMT.

                  (c) Nikon shall promptly inform Zeiss SMT of, and make fair and reasonable efforts to consult with Zeiss SMT about, any subsequent action by tax authorities that could disallow, reverse or otherwise reduce the amount of any refund, offset or credit Nikon has claimed and refunded to Zeiss SMT based on the Withholdings. Upon loss by Nikon of any refund, offset or credit previously refunded to Zeiss SMT, Zeiss SMT will promptly refund to Nikon the amount of such refund, offset, or credit previously refunded to Zeiss SMT to the extent of the loss by Nikon of such refund, offset, or credit.

                  5.3.2 Certification/Opinion. By no later than March 31 of each year in which Nikon can seek to offset the German RWHT related to a certain Payment and/or this Agreement against its applicable Japanese taxes (including all applicable carry-forward provisions), Nikon shall provide Zeiss SMT with either an internal certification or a confidential opinion from its auditors or tax counsel stating whether, and the extent to which, Nikon will be entitled to make such offset in connection with its applicable taxes for its fiscal year ending that March 31, and stating approximately when Zeiss SMT can expect to receive payments from such refunds, offsets, or credits. The purpose of this provision is to provide Zeiss SMT with documentation sufficient to substantiate the extent to which Zeiss SMT can treat the German RWHT subject to Section 5.3.1(b) as an asset for accounting purposes. Accordingly, Nikon and Zeiss SMT agree that the statement will be provided by an outside tax auditor or tax counsel only if an internal certification from Nikon is not sufficient for such purposes and that the substance of such certification or statement will only include such content as is necessary to enable Zeiss SMT to achieve its accounting goal and shall not address topics other than the ability of Nikon to obtain the relevant tax credit or refund and the timing thereof. For avoidance of doubt, Nikon does not represent, warrant or guarantee Zeiss SMT's ability to achieve its desired tax or accounting treatment.

                  5.3.3 Assistance to Zeiss. Promptly upon Zeiss SMT's request, Nikon will reasonably cooperate with Zeiss SMT to promptly file all appropriate forms or certificates with Zeiss SMT and/or the German tax authorities in order for Zeiss SMT to apply for the reduced German RWHT rate pursuant to the applicable German - Japanese Treaty for the avoidance of Double Taxation.

                  5.3.4 Assistance to Nikon. Zeiss SMT will assist Nikon in obtaining a refund of excess withheld German RWHT if applicable, and Zeiss SMT will provide Nikon with any and all forms and certificates required by Nikon for Nikon to substantiate the offset of the German RWHT with its applicable Japanese taxes.

            5.4 Late Payments. For purposes of clarification, Zeiss SMT shall owe no interest on the Payments set forth in Section 5.

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            5.5 Other Payment Provisions. All amounts payable by Zeiss SMT to
Nikon shall be paid by wire transfer of U.S. Dollars in immediately available funds to the account of "Nikon Corporation," account number *** Bank of Tokyo-Mitsubishi Ltd., Head Office, Marunouchi 2-7-1, Chiyoda-ku, Tokyo, Japan (SWIFT Code BOTKJPJT), or such other financial institution and account number as Nikon may designate in writing to Zeiss SMT. Each Party shall be responsible for the proper allocation of payments made under this Agreement in its own tax filings and financial statements.

            5.6 Audit. The Parties agree to keep full and accurate books and records setting forth in reasonable detail the payments payable to the other Party hereunder, or Glass Product Expenses to be recorded hereunder, and the calculation thereof. Each Party (the "AUDITING PARTY") shall have the right to appoint an independent internationally recognized accounting firm (but not the Auditing Party's accounting firm) reasonably acceptable to the other Party (the "INDEPENDENT AUDITOR") to audit the financial books and records that the other Party (the "AUDITED PARTY") is expressly required to keep under this Agreement with respect to payments owed to the Auditing Party, or Glass Product Expenses to be recorded, under this Agreement (the "RELEVANT BOOKS AND RECORDS"). The Audited Party may require the Independent Auditor, prior to any such audit, to agree to reasonable confidentiality restrictions and the Independent Auditor shall (i) treat as confidential information of the Audited Party all information obtained in connection with such audit and (ii) not disclose the same to the Auditing Party or others, except that the Independent Auditor may disclose to the Auditing Party only whether the audit revealed an underpayment, or an inaccuracy with respect to Glass Product Expenses, and the amount of such underpayment or inaccuracy, if any. An audit shall be permitted only upon at least thirty (30) days' prior written notice to the Audited Party, and in no event more than once during any calendar year (unless an audit in any calendar year revealed an underpayment, in which case the Auditing Party may conduct one
(1) additional audit in such calendar year). The Independent Auditor shall conduct the audit during normal business hours solely as necessary to confirm the accuracy of the Relevant Books and Records. The Independent Auditor may not be paid on a contingency fee basis and shall provide its report simultaneously to both Parties. The Auditing Party shall be solely liable for all costs and expenses accrued in connection with such audit. In the event the audit reveals an underpayment or inaccuracy, prompt adjustment of all unpaid amounts owed under this Agreement shall be made by the Audited Party, provided that nothing contained herein is intended to waive or limit the Audited Party's right to contest the accuracy of any finding of the Independent Auditor.

6.    WARRANTIES AND DISCLAIMERS

            6.1 Authority. Each Party represents and warrants to the other Party that (a) it has all requisite corporate power and authority to execute and deliver this Agreement and to carry out the provisions of this Agreement, and
(b) the execution, delivery and performance by such Party of this Agreement have been approved by all requisite action on the part of such Party, and no other corporate proceeding on the part of such Party is necessary to authorize this Agreement.

            6.2 No Conflicts. Each Party represents and warrants to the other

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Party that (a) it has the right, and will continue during the Agreement Term to have the right, to grant to the other Party and its Subsidiaries the licenses, rights and immunities granted hereunder in accordance with the terms of this Agreement, and (b) such grant of licenses, rights and immunities and such Party's execution, delivery and performance of this Agreement do not, and will not during the Agreement Term, conflict with, violate or result in any breach of any provision of any license, agreement, contract, understanding, arrangement, commitment or undertaking of any nature (whether written, oral or otherwise) to which such Party is a party.

            6.3 No Encumbrances With Respect To Owned Licensed Patents.

                  6.3.1 Zeiss SMT Representations. Zeiss SMT hereby represents and warrants to Nikon that, (a) except as set forth in Schedule B-1 and Schedule B-3, no Lithography Patent that is either solely assigned to and/or owned (use of the non-defined term being intentional) by, or Co-Owned by, Zeiss SMT or its Subsidiaries as of the Effective Date (but excluding any Excluded Claims thereof) is subject to any lien, encumbrance or other restriction (including any contractual restriction such as an exclusive license) that would prevent or prohibit Zeiss SMT or its Subsidiaries from granting to Nikon the full scope of the rights granted under Section 2.3 (excluding rights that employees may have in inventions that they develop while employed by Zeiss SMT or its Subsidiaries, such as, for example, the right to receive monetary compensation or assert preemptive rights), and (b) except as set forth in Schedule B-2, since January 1, 1996, neither Zeiss SMT nor its Subsidiaries have assigned any issued Patents to a third party, except for assignments that were the result of Patent maintenance decisions in the ordinary course of Zeiss SMT's or its Subsidiaries' business, which Patents would, if Owned by Zeiss SMT or its Subsidiaries as of the Effective Date, constitute a Lithography Patent included within the Zeiss Licensed Patents.

                  6.3.2 Nikon Representations. Nikon hereby represents and warrants to Zeiss SMT that, (a) except as set forth in Schedule C-1, no Lithography Patent that is either solely assigned to and/or owned (use of the non-defined term being intentional) by, or Co-Owned by, Nikon or its Subsidiaries as of the Effective Date (but excluding any Excluded Claims thereof) is subject to any lien, encumbrance or other restriction (including any contractual restriction such as an exclusive license) that would prevent or prohibit Nikon or its Subsidiaries from granting to Zeiss SMT the full scope of the rights granted under Section 2.1 (excluding rights that employees may have in inventions that they develop while employed by Nikon or its Subsidiaries, such as, for example, the right to receive monetary compensation or assert preemptive rights), and (b) except as set forth in Schedule C-2, since January 1, 1996, neither Nikon nor its Subsidiaries have assigned any issued Patents to a third party, except for assignments that were the result of Patent maintenance decisions in the ordinary course of Nikon's or its Subsidiaries' business, which Patents would, if Owned by Nikon or its Subsidiaries as of the Effective Date, constitute a Lithography Patent included within the Nikon Licensed Patents.

            6.4 No Transfers or Encumbrances in Anticipation of Litigation or Execution. Each Party hereby represents to the other, as of the Effective Date, that it has

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not transferred or assigned any ownership interest in any Patents to any third party, or encumbered any Patents in a manner that would prevent or prohibit such Party or its Subsidiaries from granting to the other Party and its Subsidiaries the full scope of the rights granted hereunder, in anticipation of Patent litigation with the other Party or in anticipation of the execution of this Agreement.

            6.5 Inadvertent Omissions. In the event that a Party discovers after the Effective Date an inadvertent, good faith omission from its Schedule B or Schedule C, as applicable, such Party shall have the right to update the applicable Schedule hereunder, provided that such omission does not result in any material disadvantage to the other Party.

            6.6 No Circumvention. Each Party agrees that, during the License Term, neither it nor its Subsidiaries shall initiate any corporate reorganization, merger, spinoff or restructuring that has the foreseeable effect that Lithography Patents having an Effective Application Date after the Effective Date, that would be Licensed Patents of such Party absent such reorganization, merger, spinoff or restructuring, would be Owned by a Related Company of such Party that is not a Subsidiary of such Party, unless, at the sole election of the first Party, (a) such Related Company is obligated to grant or extend to the other Party the licenses, immunities, and other commitments that are set forth in this Agreement, or (b) such first Party retains sufficient rights or is granted sufficient sublicensable rights by such Related Company to grant or extend to the other Party the licenses, immunities, and other commitments that are set forth in this Agreement. For purposes of this Section
6.6 "RELATED COMPANY" means, with respect to any Person, any other Person (other than Schott Entities where such first Person is Zeiss SMT) that possesses or is under common possession with such first Person, but only for such time as such possession exists. For this purpose, "possession" of a Person (and the correlative "possesses") means beneficial ownership, directly or indirectly, of securities representing more than fifty percent (50%) of the power to elect such other Person's board of directors or other managing authority or, in the case of non-corporate Person, equivalent interests.

            6.7 Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES (AND EACH PARTY HEREBY EXPRESSLY DISCLAIMS), WITH RESPECT TO THIS AGREEMENT, ANY REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT, AND ANY WARRANTIES THAT MAY ARISE FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE.

7.    LIMITATION OF LIABILITY

      TO THE EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY UNDER ANY LEGAL THEORY FOR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, OR ANY DAMAGES FOR LOSS OF PROFITS, REVENUE OR BUSINESS, ARISING OUT OF ANY BREACH OF THIS

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AGREEMENT BY SUCH PARTY, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY
OF SUCH DAMAGES, OR FOR ANY FINES, PENALTIES, OR LEVIES ASSESSED AGAINST THE OTHER PARTY BY ANY GOVERNMENTAL AUTHORITY.

8.    TERM AND TERMINATION

            8.1 Term of Agreement. This Agreement will be effective as of the Effective Date, and except as expressly set forth in Section 8.2, will continue in full force and effect until the end of the Agreement Term, after which it will expire, subject to Sections 8.2.1 and 8.5. Except as expressly set forth in
Section 8.2, neither Party shall have the right, during the Agreement Term, to terminate this Agreement, any of its obligations hereunder, or any of the rights, licenses, immunities, or additional commitments granted or extended by such Party hereunder.

            8.2 Expiration/Termination of Licenses.

                  8.2.1 Expiration of License Term. Except as otherwise set forth in Sections 2.11.4 or 8.2.2 of this Agreement, and notwithstanding any breach of this Agreement other than non-payment and failure to cure such non-payment as set forth in Section 8.2.2, (a) the licenses and rights granted in Sections 2.1, 2.2, and 2.3 to each Party and its Subsidiaries under the other Party's Class B Patents shall terminate on the expiration of the License Term,
(b) the rights and licenses granted in Sections 2.1, 2.2, and 2.3 to each Party and its Subsidiaries under each of the other Party's Class A Patents shall continue until the expiration of such Class A Patent notwithstanding the expiration of the License Term or Agreement Term, and (c) the immunities and additional commitments under Sections 2.10, 2.12, 3 and 4 shall continue as provided in those Sections.

                  8.2.2 Non-Payment By Zeiss SMT or ASML. If Zeiss SMT fails to pay to Nikon any of the payment installments set forth in Section 5 on the due dates thereof or if ASML fails to pay to Nikon pursuant to the Nikon-ASML Patent Cross-License Agreement any of the payments set forth in Section 5.1 thereof by the due dates thereof (the "ASML PAYMENTS"), then Nikon shall provide written notice of such non-payment to both ASML and Zeiss SMT. If neither ASML nor Zeiss SMT pays all delinquent amounts identified in such notice to Nikon within thirty
(30) days after Nikon's written notice of such non-payment, then Nikon shall have the right to terminate the rights, licenses, immunities, and additional commitments granted to Zeiss SMT and its Subsidiaries and their respective Covered Entities, vendors and Glass Suppliers in Sections 2, 3, and 4. For purposes of clarification, no termination of such rights, licenses, immunities, and additional commitments shall terminate or otherwise affect the rights, licenses, immunities, and additional commitments granted to Nikon and its Subsidiaries, and their respective Covered Entities, vendors, and Glass Suppliers in Sections 2, 3, and 4. Notwithstanding anything to the contrary in this Section 8.2.2, once all payments set forth in Section 5 and all ASML Payments have been paid to Nikon in full (regardless of whether such payments are made by Zeiss SMT or ASML), Nikon shall have no right to terminate the rights, licenses and immunities granted by Nikon and its Subsidiaries to

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Zeiss SMT and its Subsidiaries hereunder.

            8.3 Change of Control of Subsidiaries. If a Subsidiary of a Party ceases to be a Subsidiary of such Party ("CHANGE OF STATUS"), (a) the licenses, rights, immunities, and additional commitments granted to such Subsidiary and Covered Entities, vendors, or Glass Suppliers of such Subsidiaries under Sections 2, 3, and 4 shall immediately terminate upon the consummation of such Change of Status, without limiting the immunity, as provided in Sections 2.10, 3.1, 3.2, 3.4, and 4.3, as applicable, of the relevant Covered Entities to which such Covered Entities were entitled as of the date of such termination, and (b) the licenses, rights and immunities granted in this Agreement under the Licensed Patents of such Subsidiaries will remain in effect, in accordance with the terms and conditions of this Agreement, with respect to such of those Licensed Patents that have an Effective Application Date prior to the consummation of such Change of Status, but not with regard to any Patents that have an Effective Application Date after the consummation of such Change of Status.

            8.4 Continuing Liability. The expiration of this Agreement shall not release either Party from any liability, obligation or agreement which has already accrued under this Agreement at the time of such expiration. The expiration of this Agreement shall not constitute a waiver or release of, or otherwise be deemed to prejudice or adversely affect, any rights, remedies or claims, whether for damages or otherwise, which a Party may have hereunder, at law or otherwise.

            8.5 Survival. The provisions of Sections 1, 2.1 (only with respect to Class A Patents that are Licensed Patents as provided in Section 8.2.1), 2.2 (only with respect to Class A Patents that are Licensed Patents as provided in Section 8.2.1), 2.3 (only with respect to Class A Patents that are Licensed Patents as provided in Section 8.2.1), 2.4 (only with respect to Class A Patents), 2.6 (only with respect to Class A Patents), 2.7 (for the periods set forth therein), 2.9, 2.10 (as set forth therein), 2.11, 2.12.2, 2.12.3, 3.1
(only as set forth therein), 3.2 (only as set forth therein), 3.3 (as applicable), 3.4 (only as set forth therein), 4.1, 4.2 (only as set forth therein), 4.3 (only as set forth therein), 5 (as applicable), 6.7, 7, 8.2, 8.3, 8.4, 8.5, 9, and 10, and any other sections of this Agreement to the extent expressly provided herein, shall survive, to the extent applicable, the expiration of this Agreement.

9.    ASSIGNMENT

            9.1 Sale of Lithography Business. Either Party may assign this Agreement, together with all of its rights and obligations hereunder, to any Person that acquires all of such Party's rights in the Lithography Patents included within the Licensed Patents of such Party and all or substantially all of the other assets of the business of manufacturing and selling Licensed Products of the assigning Party or its Subsidiary, as applicable, provided, however, that the assigning Party shall remain liable for the performance of all of its obligations under this Agreement.

            9.2 No Other Assignment. Except as permitted under Section 9.1, neither Party may assign, delegate, or otherwise transfer any of its rights or obligations

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under this Agreement to any other Person without the prior written consent of the other Party. Any purported or attempted assignment, delegation or other transfer of any rights or obligations under this Agreement in contravention of the foregoing sentence shall be null and void.

            9.3 Transfer of Patents. In the event of any sale, assignment, transfer, exclusive license, or other conveyance of any ownership interest in a Party's Licensed Patents ("TRANSFER"), such Party shall (i) ensure that the purchaser, assignee, transferee, or exclusive licensee ("TRANSFEREE") shall be bound by all applicable licenses, immunities, covenants, and restrictions contained in this Agreement, (ii) require that such Transferee agree in writing prior to any such Transfer to be bound by all licenses, immunities, covenants, and other restrictions hereunder, and (iii) ensure that such Transfer does not affect such Party's right and ability to perform all of its obligations under this Agreement. In no event shall such Party be relieved or excused from any of its obligations under this Agreement as a result of such Transfer. Notwithstanding anything to the contrary contained in Section 10.12, each Party shall have the right to file this Agreement, and Zeiss SMT and ASML (as provided in Section 9.3 of the Nikon-ASML Patent Cross-License Agreement) shall have the right to file any sublicense agreement with ASML or any summary or translation hereof or thereof with any patent office or other Governmental Authority in order to notify potential Transferees of the existence and terms of this Agreement or such sublicense as it relates to any Licensed Patents proposed to be Transferred, provided that prior to any such filing the other Party shall be given an opportunity to propose reasonable redactions to be made to the filed version of this Agreement or such sublicense and the Parties shall cooperate with respect to agreeing on such redactions. Each Party shall provide all reasonable cooperation requested by the filing Party, at the filing Party's expense, including, without limitation, the execution, delivery and filing of any applicable instruments, notifications, forms, affidavits and the like. Notwithstanding the foregoing, to the extent Zeiss SMT is by operation of German Law obligated to offer the inventor of any Patent the option to maintain such Patent or file a subsequent Patent application claiming priority from such Patent in his or her own name in any country in which Zeiss SMT is not interested in pursuing such Patent, Zeiss SMT shall first request that such inventor agree to grant Nikon the same rights under such Patent as if Zeiss SMT were to retain its rights under such Patent. If such inventor refuses to consent to this condition, and to the extent German Law does not allow Zeiss SMT to require the inventor to either (i) grant Nikon the same rights under such Patent as if Zeiss SMT were to retain its rights under such Patent, or (ii) permit Zeiss SMT to grant to Nikon and its Subsidiaries and their respective Covered Entities and vendors the licenses, immunities, and additional commitments set forth in Sections 2, 3, and 4 hereof, then Zeiss SMT shall notify Nikon of the situation, and if Nikon makes a written request to Zeiss SMT within three (3) weeks of receipt of such notification from Zeiss SMT, Zeiss SMT shall maintain and/or prosecute such Patent at Nikon's sole expense, as long as Nikon is willing to bear such maintenance and prosecution costs and expenses, in which event Zeiss SMT shall retain full control, discretion, and ownership of and regarding such Patent, subject to all the terms and conditions of this Agreement. If Nikon fails to make such a written request, or notifies Zeiss SMT that it is no longer willing to bear any such maintenance and prosecution costs, then Zeiss SMT may, to the extent it is,

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by operation of German Law, obligated to offer the inventor of any Patent the option to maintain such Patent or file a subsequent Patent application claiming priority from such Patent in his or her own name in any country in which Zeiss SMT is not interested in pursuing such Patent, so offer the inventor such option without further restrictions under this Section 9.3. Where Nikon bears maintenance and prosecution costs and expenses pursuant to the foregoing with respect to any Patent and Zeiss SMT derives any license fee or similar proceeds from such Patent, Zeiss SMT shall reimburse Nikon for such maintenance and prosecution costs and expenses out of such proceeds, but shall otherwise be entitled to retain any excess proceeds.

            9.4 Successors and Assigns. Subject to the other provisions of this
Section 9, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

            9.5 Divestiture Discussions. In the event that either Party wishes to transfer a portion of the subject matter of this Agreement together with its business relating thereto, to a Subsidiary, the other Party shall meet and confer with the Party seeking such transfer to discuss whether such transfer can be achieved consistent with the Parties' respective interests.

10.   MISCELLANEOUS

            10.1 Limitation. Nothing contained in this Agreement shall be construed as:

                  10.1.1 a warranty or representation by either Party as to the validity, enforceability or scope of any Patents; or 10.1.2 conferring upon any Person any license, right or immunities under any Patents except the licenses, rights and immunities expressly granted hereunder; or

                  10.1.3 a warranty or representation that any acts licensed hereunder will be free from infringement or other violation of Patents, copyrights, mask work rights, trade secrets or other intellectual property rights, other than infringement of those Licensed Patents under which licenses, rights and immunities have been expressly granted hereunder; or

                  10.1.4 an obligation of either Party or its Subsidiaries to file or maintain any patent application, secure any Patent or maintain any Patent in force; or

                  10.1.5 an arrangement to Sue third parties for infringement of any Patent or other intellectual property right or conferring any right to Sue third parties for infringement of any Patent or other intellectual property right.

            10.2 Relationship of the Parties. In the exercise of their respective rights, and the performance of their respective obligations hereunder, the Parties are and

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will remain independent contractors. Nothing in this Agreement will be construed to constitute the Parties as partners, or principal and agent for any purpose whatsoever. Neither Party will bind, or attempt to bind, the other Party to any contract or other obligation, and neither Party will represent to any third party that it is authorized to act on behalf of the other Party.

            10.3 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York, United States of America (without application of any choice or conflicts of laws rules or principles that would require the application of the laws of any other jurisdiction).

            10.4 Dispute Resolution. The Parties hereby agree that any controversy, claim or dispute arising out of or relating to this Agreement or the breach hereof shall be resolved in accordance with the terms and conditions of the Arbitration Agreement. Except as permitted under the Arbitration Agreement, the Parties hereby give up and waive any rights they might have to have such disputes decided in a court or jury trial.

            10.5 Language. This Agreement is in the English language only, which language shall be controlling in all respects, and all versions hereof in any other language shall be for accommodation only and shall not be binding upon the Parties. All communications and notices to be made or given pursuant to this Agreement shall be in the English language.

            10.6 Entire Agreement; Amendment; Waiver. This Agreement (including the Schedules hereto), the Arbitration Agreement, and the Nikon-Zeiss Settlement and Release Agreement (collectively the "TRANSACTION AGREEMENTS") constitute the full and entire understanding and agreement between Nikon and Zeiss SMT with regard to the subject matter hereof, and supersede any communications, representations, understandings and agreements (including the MOU), either oral or written, between Nikon and Zeiss SMT prior to, but not on, the date hereof, with respect to such subject matter. This Agreement may not be altered or amended except by a written instrument signed by authorized legal representatives of both Parties. Any waiver of the provisions of this Agreement or of a Party's rights or remedies under this Agreement must be in writing to be effective. Failure, neglect or delay by a Party to enforce the provisions of this Agreement or its rights or remedies at any time will not be construed and will not be deemed to be a waiver of such Party's rights under this Agreement and will not in any way affect the validity of the whole or any part of this Agreement or prejudice such Party's right to take subsequent action. No single or partial exercise of any right, power or privilege granted under this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as expressly set forth in this Agreement, the rights and remedies provided in this Agreement are cumulative and are not exclusive of any rights or remedies provided by law or in any other agreement between the Parties.

            10.7 Notices and Other Communications. All notices required or permitted under this Agreement shall refer to this Agreement and will be deemed given:

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(a) when delivered personally; (b) when sent by confirmed facsimile; or (c)
three (3) business days after deposit with an internationally recognized commercial overnight carrier specifying next-day delivery, with written verification of receipt. All such notices, requests, demands and other communications shall be addressed as follows:

            If to Nikon:

                     Nikon Corporation
                     6-3, Nishi-ohi 1-chome
                     Shinagawa-ku
                     Tokyo 140-8601
                     Japan
                     Attn: General Manager, Intellectual Property Department
                     Fax: +81-3-3778-2900

            With a copy to (which shall not constitute notice):

                     Morrison & Forester LLP
                     425 Market Street
                     San Francisco, CA 94105
                     Attn: Robert Townsend
                     Fax: +1 (415) 268-7522

            If to Zeiss SMT:

                     Carl Zeiss SMT AG
                     Attn: Chief Executive Officer
                     73446 Oberkochen
                     Germany
                     Fax: +49-7364-208100

            With a copy to (which shall not constitute notice):

                     Fish & Richardson P.C.
                     Attn: Kurt L. Glitzenstein
                     225 Franklin Street
                     Boston, MA 02110
                     Fax: +1(617)542-8906

or to such other address or facsimile number as a Party may have specified to the other Party in writing delivered in accordance with this Section 10.7.

            10.8 Expenses. Except as otherwise expressly set forth in this Agreement, each Party will bear its own costs and expenses, including fees and expenses of legal counsel and other representatives used or hired in connection with the transactions described in this Agreement.

            10.9 Severability. If any provision in this Agreement is found or held to

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be invalid or unenforceable, then the meaning of such provision will beconstrued, to the extent feasible, so as to render the provision enforceable and still achieve the Parties' intent in entering into this Agreement, and if no feasible interpretation would save such provision, it will be severed from the remainder of this Agreement, which will remain in full force and effect. In such event, the Parties and ASML will use all reasonable efforts to negotiate in good faith a substitute, valid and enforceable provision or agreement which most nearly effects the Parties' intent in entering into this Agreement.

            10.10 Construction. This Agreement shall be deemed to have been drafted by both Parties and, in the event of a dispute, neither Party shall be entitled to claim that any provision should be construed against the other Party by reason of the fact that it was drafted by the other Party.

            10.11 Execution. This Agreement may be executed in counterparts, each of which so executed will be deemed to be an original and such counterparts together will constitute one and the same agreement. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a Party shall constitute a valid and binding execution and delivery of this Agreement by such Party.

            10.12 Confidentiality of Terms. Neither Party shall (and shall ensure that none of its agents, representatives or attorneys shall) disclose the terms of this Agreement to any third parties, except that either Party may disclose the existence of this Agreement to third parties, and may disclose the terms of this Agreement (a) to the extent reasonably necessary, in confidence, to its legal counsel and accountants, (b) to Governmental Authorities as required by any applicable Law or the applicable rules or regulations of any securities exchange on which any of such Party's securities are listed (in either case, as determined by such Party upon advice of counsel), provided that prior to any such required disclosure, the disclosing Party gives the non-disclosing Party reasonable advance notice of such disclosure, minimizes the scope of such disclosure (including by making redactions to documents provided as part of such disclosure and by cooperating with the non-disclosing Party to obtain protective orders) to the extent permitted under applicable Law, and otherwise coordinates with the non-disclosing Party with respect to the scope of such disclosure, (c) in connection with the enforcement of this Agreement or any other Transaction Agreement, or (d) as permitted under Section 9.3. Notwithstanding the foregoing, neither Party will be prohibited from disclosing, in their entirety, the terms of any of Sections 2.11, 3.1, 3.2, 3.4, 4.2 or 4.3, and the obligations of the Parties under this Section 10.12 shall not apply to any terms of this Agreement that have been disclosed by either Party as permitted by subclauses (a)-(d) above.

            10.13 Publicity. No Party shall (and shall ensure that none of its agents, representatives or attorneys shall) originate any publicity, news release, or other public announcement, written or oral, relating to this Agreement without the prior written approval of each other Party except as otherwise required by Law. Such approval shall not be unreasonably withheld. Notwithstanding the foregoing, nothing in this Section 10.13 shall prevent or prohibit, or be construed to require approval by any Party for, (a) any disclosure of information or matters relating to this Agreement to a Party's customers, resellers, or suppliers in the ordinary course of business where, with respect to

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information that constitutes confidential information of another Party under one or more of the Transaction Agreements, such disclosure is subject to the terms of a non-disclosure agreement in customary form, or (b) any publicity, news release or other public announcement of information that (i) is or becomes available to the general public other than in violation of Section 10.12 or obligations of confidentiality under any other Transaction Agreement, or (ii) otherwise does not constitute confidential information of another Party under the Transaction Agreements.

            10.14 Section 365(n). Each Party, as licensor, acknowledges and agrees that the licenses, immunities and rights granted under this Agreement to the other Party and its Subsidiaries by such licensor are licenses, immunities and rights as to "intellectual property" within the definition of Section 101(35A) of the United States Bankruptcy Code (the "CODE"). The Parties hereto further agree that, in the event of the commencement of a bankruptcy proceeding by or against the licensor Party under the Code, the licensee Party and its Subsidiaries shall be entitled, at such licensee Party's option, to retain all their licenses, immunities and rights under this Agreement, including without limitation the licenses and immunities granted under Sections 2.1 and 2.3, respectively, pursuant to Code Section 365(n). To the extent that United States law is held by a court of competent jurisdiction not to apply with respect to a non-US bankruptcy proceeding of a Party, each Party shall take all actions that are reasonably necessary to effectuate the intent of the foregoing provisions in the country in which it and each Subsidiary holding any rights with respect to its Licensed Patents is incorporated or conducts its business, subject to any mandatory provisions of applicable law. Without limiting the generality of the foregoing, Nikon agrees to take all reasonable measures necessary to ensure the survival of the rights, immunities, and licenses granted to Zeiss SMT and its Subsidiaries in the event that Nikon or any of its Subsidiaries is subject to a bankruptcy proceeding under the laws of Japan, and Zeiss SMT agrees to take all reasonable measures necessary to ensure the survival of the rights, immunities, and licenses granted to Nikon and its Subsidiaries in the event that Zeiss SMT or any of its Subsidiaries is subject to a bankruptcy proceeding under the laws of Germany, in each case in accordance with applicable law.

            10.15 Further Assurances. Each Party agrees (a) to furnish upon request to the other Party such further information, (b) to execute and deliver to the other Party such other documents, and (c) to do such other acts and things, in each case as the Party may reasonably request for the purpose of carrying out the purposes, terms and conditions of this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

      IN WITNESS WHEREOF, the Parties and Carl Zeiss have caused this Agreement to be executed and delivered by their respective duly authorized representatives as of the date first above written.

NIKON CORPORATION                           CARL ZEISS SMT AG

By: ____________________________            By: ___________________________
Name: _________________________             Name: _________________________
Title: __________________________           Title: ________________________

                                            By: ___________________________
                                            Name: _________________________
                                            Title: ________________________

                                            For purposes of Sections 2.1,2.8 and
                                            10.4 only,

                                            CARL ZEISS AG

                                            By: ___________________________
                                            Name: _________________________
                                            Title: ________________________

                                            By: ___________________________
                                            Name: _________________________
                                            Title: ________________________

                                   SCHEDULE A
                              EXCLUDED CLAIMS LIST

To be added pursuant to Section 2.5.1.

                                  SCHEDULE B-1
               ZEISS SMT DISCLOSURES PURSUANT TO SECTION 6.3.1(a)

The following table contains only one counterpart per Patent family. All Patents that are based on the same priority document as the Patents listed in the following table shall be deemed part of Schedule B-1 without being expressly listed in the following table.

Application No.     Country    Publication No.    Patent No.
---------------     -------    ---------------    ----------
***

                                  SCHEDULE B-2
               ZEISS SMT DISCLOSURES PURSUANT TO SECTION 6.3.1(b)

***

                                  SCHEDULE B-3
                              SCHEDULE B-3 PATENTS

The following table contains only one counterpart per Patent family. All Patents that are based on the same priority document as the Patents listed in the following table shall be deemed part of Schedule B-3 without being expressly listed in the following table.

Country          Application No.        Publication No.
-------          ---------------        ---------------
***

                                  SCHEDULE C-1
                 NIKON DISCLOSURES PURSUANT TO SECTION 6.3.2(a)

All Patents that are based on the same priority document as the Patents listed in the following table shall be deemed part of Schedule C-1 without being expressly listed in the following table.

Country      Application      Date of    Laid open        Date Laid       Patent
 Name           number        filing       number            Open         number      Counterpart Patents
-----        -----------      -------    ---------        ---------       ------      -------------------
***

                                  SCHEDULE C-2
                 NIKON DISCLOSURES PURSUANT TO SECTION 6.3.2(b)

***

                                   SCHEDULE D
                               SCHEDULE D PATENTS

The three Patent applications having international publication numbers:

***

***

***

                                   SCHEDULE E
                            DESIGNATED NIKON PATENTS

The three Patent applications having international publication numbers:

***

***

***

                                   SCHEDULE F
                                SPECIFIED ENTITY

***, a corporation organized under the laws of ***.

                                       74